- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:

/ /  Preliminary proxy statement

/X/  Definitive proxy statement

/ /  Definitive additional materials

/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       THE UNITED STATES SHOE CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       THE UNITED STATES SHOE CORPORATION
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     (4) Proposed maximum aggregate value of transaction:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount previously paid:
     (2) Form, schedule or registration statement no.:
     (3) Filing party:
     (4) Date filed
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

                       THE UNITED STATES SHOE CORPORATION
                 ONE EASTWOOD DRIVE     CINCINNATI, OHIO 45227

                                 APRIL 22, 1994

                                ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:

     The annual meeting of shareholders of The United States Shoe Corporation (the "Corporation") will be held on Thursday, May 26, 1994 at 9:00 A.M. at the principal office of the Corporation, One Eastwood Drive, Cincinnati, Ohio 45227, for the following purposes:

     1. To elect three Class II directors to the Corporation's board of directors to serve until the annual meeting of shareholders in 1997, and until such time as their respective successors are elected and qualify.

     2. To amend The United States Shoe Corporation 1988 Employee Incentive
        Plan.

     3. To consider and act upon The United States Shoe Corporation Associates' Discounted Stock Purchase Plan.

     4. To confirm the appointment of Arthur Andersen & Co. as independent auditors of the Corporation for fiscal year 1994.

     5. If properly brought before the meeting, to vote on the shareholder proposal submitted by the California Public Employees' Retirement System (the "CalPERS Proposal") described herein.

     6. If properly brought before the meeting, to vote on the shareholder proposal submitted by Alfred and Sondra Markim (the "Markim Proposal") described herein.

     7. To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on April 4, 1994 will be entitled to vote at the meeting and at any adjournment thereof.

     The Annual Report of the Corporation for the fiscal year ended January 29, 1994 is enclosed herewith.

                                            James J. Crowe,
                                            Secretary

                                   IMPORTANT
                                   ---------

     YOUR PROMPT DATING, SIGNING AND RETURNING OF THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE WOULD BE APPRECIATED. IF YOU ATTEND THE MEETING, YOU MAY NEVERTHELESS VOTE IN PERSON SHOULD YOU DESIRE. THE RETURN OF PROXIES IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES OWNED.

                                PROXY STATEMENT

     The enclosed proxy is solicited by the board of directors of The United States Shoe Corporation (the "Corporation"), One Eastwood Drive, Cincinnati, Ohio 45227, for use at the annual meeting of shareholders of the Corporation to be held on May 26, 1994 and at any adjournment thereof. This Proxy Statement is being mailed to shareholders on or about April 22, 1994.

     On April 4, 1994, the record date for the determination of shareholders entitled to vote at the meeting, there were 45,927,585 of the Corporation's common shares without par value ("Common Shares") outstanding, and each Common Share is entitled to one vote on each matter coming before the meeting. In the election of directors, the nominees receiving the greatest number of votes will be elected. Approval of any other matter properly coming before the meeting requires the vote of the holders of a simple majority of the Common Shares present in person or represented by proxy at the meeting, and entitled to vote.

     An abstention from voting will be tabulated as a vote withheld (and thus will have the practical effect of a "no" vote), but will be included in computing the number of Common Shares present for purposes of determining the presence of a quorum at the annual meeting. If a broker indicates on the form of proxy that it does not have discretionary authority as to certain Common Shares to vote on a particular matter, those Common Shares will be considered as present but not entitled to vote with respect to that matter. If a proxy is signed and returned without specifying choices, the shares represented thereby will be voted (1) to elect as Class II directors the three persons named below,
(2) to amend The United States Shoe Corporation 1988 Employee Incentive Plan,
(3) to adopt The United States Shoe Corporation Associates' Discounted Stock Purchase Plan, (4) to confirm the appointment of Arthur Andersen & Co. as independent auditors of the Corporation for fiscal year 1994, (5) For, Against, or Abstain from the CalPERS Proposal in the same proportion as shares for which the proxy committee receives instructions, and (6) Against the Markim Proposal.

     The members of the proxy committee, whose names are set forth on the accompanying form of proxy, were named by the board of directors. A shareholder giving a proxy in the accompanying form retains the power to revoke it by making a later appointment or by giving notice of revocation to the proxy tabulator, The Bank of New York, Shareholder Services Department, P.O. Box 11258, New York, New York 10286. Attendance at the annual meeting does not in itself revoke the appointment; however, it may be revoked by giving notice in open meeting. A revocation made during the meeting will not affect any vote previously taken.

     Each employee participating in The United States Shoe Corporation Salaried Employees Tax Incentive Savings Plan or the LensCrafters Tax Incentive Retirement Savings Plan is entitled to instruct Fidelity Management Trust Company, as Trustee, how to vote all shares credited to the employee's accounts under those plans. The form of proxy will serve as voting instructions to the Trustee from such participants. Shares held in the plans for which voting instructions are not received by the Trustee from plan participants will be voted by the Trustee in the same proportion as shares for which the Trustee does receive instructions.

     Proxies representing shares held of record will include shares allocated to participants under the Dividend Reinvestment Plan for Shareholders of The United States Shoe Corporation, if the registrations are the same. Proxies representing shares held of record also will serve as voting instructions to the Trustee, as described above, if the registrations are the same. Separate mailings will be made for shares held under different registrations.

     In accordance with the Corporation's confidential shareholder voting policy, proxies, ballots and vote tabulations that identify the particular vote of a shareholder are kept confidential except (i) to allow the independent inspector of election to certify the results of the vote; (ii) as necessary to meet applicable legal requirements, including the pursuit or defense of judicial actions; or (iii) in the event of a proxy or consent solicitation in opposition to the board of directors and management of the Corporation. Both the tabulator and the inspector of election are independent of the Corporation, its directors, officers and employees. Comments written on proxies or ballots will be transcribed and provided to the Secretary of the Corporation without reference to the vote of the shareholder, except where such vote is included in the comment or such disclosure is necessary for an understanding of the comment. Information as to which shareholders have not yet voted and status reports on the aggregate vote may be made available to the Corporation from time to time.

     The laws of the State of Ohio, under which the Corporation is organized, provide for cumulative voting for the election of directors if any shareholder gives notice in writing to the President, a Vice President or the Secretary of the Corporation, not less than 48 hours before the time fixed for holding the meeting, that such shareholder desires that the voting at the election of directors shall be cumulative, provided that announcement of the giving of such notice is made upon the convening of the meeting by the chairman or the secretary or by or on behalf of such shareholder. Each shareholder shall then have the right to vote his or her shares cumulatively at the election; that is, each shareholder shall be entitled to as many votes as shall equal the number of shares held by such shareholder on the record date multiplied by the number of directors to be elected. A shareholder may cast all such cumulative votes for a single nominee or may allocate them among as many nominees as that shareholder sees fit.

     In addition to solicitation by mail, directors, officers and regular employees of the Corporation may solicit proxies in person or by telephone. The Corporation also has retained D. F. King & Co., Inc. to assist it in connection with the solicitation, at an estimated fee of $9,000, plus reimbursement of out-of-pocket expenses. The costs of solicitation will be borne by the Corporation.

     The following table sets forth information, as of April 4, 1994 (unless a different date is specified in the notes to the table), with respect to (a) each person known by the board of directors of the Corporation to be the beneficial owner of more than 5% of the Corporation's outstanding Common Shares, (b) each current director and nominee for director of the Corporation, (c) each current executive officer of the Corporation named in the Summary Compensation Table herein, and (d) all directors and executive officers of the Corporation as a group:

                                                 AMOUNT AND NATURE
                                                   OF BENEFICIAL         PERCENT OF
                SHAREHOLDER                         OWNERSHIP(A)           CLASS
- --------------------------------------------    --------------------     ----------
Sasco Capital, Incorporated                           3,243,000(b)          7.11%
10 Sasco Hill Road
Fairfield, Connecticut 06430
The Prudential Insurance Company of America           2,798,100(c)           6.1%
Prudential Plaza
Newark, New Jersey 07102
Mellon Bank Corporation                               2,396,000(d)          5.23%
One Mellon Bank Center
Pittsburgh, Pennsylvania 15258
Joseph H. Anderer                                        32,294(e)             *
Philip E. Beekman                                         3,000(e)             *
David M. Browne                                          77,352(e)(f)(g)       *
Gilbert Hahn, Jr.                                        27,000(e)             *
Noel E. Hord                                             36,200(e)(f)          *
Roger L. Howe                                            17,000(e)             *
Bannus B. Hudson                                        200,358(e)(f)          *
Lorrence T. Kellar                                       18,613(e)             *
Albert M. Kronick                                        44,000(e)(g)          *
Thomas Laco                                              46,800(e)(g)          *
Charles S. Mechem, Jr.                                   18,333(e)             *
John L. Roy                                              36,000(e)             *
Michael M. Searles                                       31,000(e)             *
Phyllis S. Sewell                                        10,000(e)             *
Martin Sherman                                          110,663(e)             *
All directors and executive                             993,302(e)(f)(g)    2.13%
  officers as a group (23 persons)

- ----------------------
* Percent of class is less than 1%


(a) The Securities and Exchange Commission has defined "beneficial owner" of a security to include any person who has or shares voting power or investment power with respect to any such security or who has the right to acquire beneficial ownership of any such security within 60 days. Unless otherwise indicated, (i) the amounts owned reflect direct beneficial ownership, and
    (ii) the person indicated has sole voting and investment power.

(b) Sasco Capital, Incorporated has reported (in a Schedule 13G dated February 3, 1994 and filed with the Securities and Exchange Commission) that at that date it had sole voting power with respect to 1,821,800 shares and beneficial ownership to direct disposition with respect to 3,243,000 shares.

(c) The Prudential Insurance Company of America has reported (in a Schedule 13G dated January 31, 1994 and filed with the Securities and Exchange Commission) that as of December 31, 1993, it had sole voting power and sole dispositive power with respect to 8,300 shares and shared voting power and shared dispositive power with respect to 2,789,800 shares.

(d) Mellon Bank Corporation has reported (in a Schedule 13G dated February 11, 1994 and filed with the Securities and Exchange Commission) that at that date it had sole voting power with respect to 2,107,000 shares, shared voting power with respect to 145,000 shares, sole dispositive power with respect to 2,189,000 shares and shared dispositive power with respect to 207,000 shares.

(e) Includes Common Shares subject to outstanding options under the Corporation's stock option plans. The percentages shown in the foregoing table are calculated on the basis that outstanding shares include Common Shares subject to outstanding options under the Corporation's stock option plans that are exercisable by directors and officers within 60 days, in addition to the number of shares actually outstanding. Such amounts are:

    Joseph H. Anderer                   24,000     Albert M. Kronick                   24,000
    Philip E. Beekman                    2,000     Thomas Laco                          4,000
    David M. Browne                     64,000     Charles S. Mechem, Jr.               5,833
    Gilbert Hahn, Jr.                   24,000     John L. Roy                         24,000
    Noel E. Hord                        12,500     Michael M. Searles                  25,000
    Roger L. Howe                        2,000     Phyllis S. Sewell                    4,000
    Bannus B. Hudson                   149,500     Martin Sherman                     109,100
    Lorrence T. Kellar                  12,000     All directors and executive
                                                   officers as a group(23)            745,173

(f) Includes restricted Common Shares granted under The United States Shoe Corporation 1988 Employee Incentive Plan which total 45,000, 8,030 and 20,000 for Messrs. Hudson, Browne and Hord respectively, and 78,030 for all directors and executive officers as a group.

(g) Includes Common Shares in which the reporting person disclaims beneficial ownership. Messrs. Browne and Kronick disclaim beneficial ownership of 33 shares and 2,000 shares, respectively; such shares are owned by their spouses. Mr. Laco disclaims beneficial ownership of 2,800 shares; such shares are held in trust for family members. Such amount is 5,133 for directors and executive officers as a group; such additional amounts are owned by certain executive officers' spouses.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and officers, and persons who beneficially own more than 10% of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the New York and Pacific Stock Exchanges. Directors, officers and greater-than-10% beneficial owners are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) reports that they file.

     Based solely on its review of copies of such reports received by it, or written representations from certain reporting persons that no such reports were required for those persons, the Corporation believes that during fiscal year 1993 all filing requirements applicable to its directors, officers, and greater-than-10% beneficial owners were complied with, except for one late filing of Form 4 by Mr. Searles.

                             ELECTION OF DIRECTORS

     The board of directors of the Corporation is divided into three classes (Class I, Class II and Class III). At each annual meeting of shareholders, directors constituting one class are elected for a three-year term. The Amended Articles of Incorporation provide that the number of directors shall not be less than nine and shall be divided into three classes as nearly equal in number as the then whole authorized number of directors permits. The Corporation's Regulations provide that the number of directors shall be 13 until increased or decreased by the affirmative vote of at least two-thirds of the whole authorized number of directors, or by the affirmative vote of the holders of at least two-thirds of the outstanding voting power of the Corporation voting as a single class. From time to time the board of directors has taken action to change the number of directors. In September 1991 the board of directors voted to increase the number of directors from 12 to 13. In March 1993 the board of directors voted to decrease the number of directors from 13 to 11.

     Three directors will be elected at the 1994 annual meeting of shareholders as Class II directors. The board of directors has nominated Albert M. Kronick, Charles S. Mechem, Jr. and John L. Roy, each of whom is an incumbent director, to serve as Class II directors of the Corporation until the annual meeting of shareholders in 1997 and until such time as their respective successors are elected and qualify.

     If any nominee is unable or unwilling to serve as a director on the date of the meeting (a situation which is not contemplated by the board of directors at the present time), proxies will be voted by the proxy committee for the election of such substitute as the board of directors may recommend and for the remaining nominees. If voting at the election of directors is cumulative, the proxy committee will have full discretion and authority to vote cumulatively and in their discretion to allocate votes among any or all of the nominees unless authority to vote for any or all of the nominees is withheld.

     In 1990 the board of directors adopted a retirement policy which provides that no director may stand for reelection after he or she has reached the age of 72, or in the year in which he or she will attain that age.

     The following table sets forth information with respect to the age and experience of nominees for election as Class II directors.

                               CLASS II DIRECTORS
                                (TO BE ELECTED)
                             (TERM EXPIRES IN 1997)

                                                                                         YEAR FIRST
                                                                                         ELECTED A
          NOMINEE             AGE          PRINCIPAL OCCUPATION OR EMPLOYMENT(A)          DIRECTOR
- ---------------------------   ---    -------------------------------------------------   ----------
Albert M. Kronick (b)         70     Mr. Kronick is a trustee of Retail Property Trust      1979
                                     and a director of Carlisle Retailers, Inc.
Charles S. Mechem, Jr. (b)    63     Mr. Mechem has been Chairman of the Board of the       1990
                                     Corporation since March 1993. He has been Commis-
                                     sioner of the Ladies Professional Golf
                                     Association, Daytona Beach, Florida, since
                                     January 1991. He also is a director of Star Banc
                                     Corp., Eagle-Picher Industries, Inc., The Mead
                                     Corporation, J.M. Smucker Company, The Ohio
                                     National Life Insurance Company and AGCO
                                     Corporation (formerly Deutz-Allis Corporation).
                                     He was a director of Great American Broadcasting
                                     Company (formerly Taft Broadcasting Company),
                                     Cincinnati, Ohio, from 1967 to June 1990, and was
                                     Chairman of its Executive Committee from June to
                                     December 1990. He also was Of Counsel to Taft,
                                     Stettinius & Hollister, Cincinnati, Ohio (a law
                                     firm), from June to December 1990.
John L. Roy (b)               65     Mr. Roy is Chairman of the Board, Hydro Systems        1979
                                     Company, Cincinnati, Ohio (industrial cleaning
                                     equipment manufacturer).

     The following tables set forth similar information with respect to incumbent directors in Class III and Class I of the board of directors who are not nominees for election at this annual meeting of shareholders.

                              CLASS III DIRECTORS
                             (TERM EXPIRES IN 1995)

                                                                                         YEAR FIRST
                                                                                         ELECTED A
         DIRECTOR             AGE          PRINCIPAL OCCUPATION OR EMPLOYMENT(A)          DIRECTOR
- ---------------------------   ---    -------------------------------------------------   ----------
Philip E. Beekman             62     Mr. Beekman has been the Chairman of the Board         1992
                                     and Chief Executive Officer of Hook-SupeRx, Inc.
                                     (drug store chain) since 1987. He also is a
                                     director of ABEX, Inc. (formerly Henley Group,
                                     Inc.) and Fisher Scientific, Inc.
Gilbert Hahn, Jr. (b)         72     Mr. Hahn is a Senior Partner with Amram & Hahn,        1970
                                     P.C., Washington, D.C. (a law firm).
Roger L. Howe                 59     Mr. Howe has been Chairman of the Board of             1991
                                     Directors of U.S. Precision Lens, Inc.
                                     (manufacturer of precision optical equipment)
                                     since May 1988; prior to that time he was
                                     Chairman of the Board and Chief Executive Officer
                                     of U.S. Precision Lens, Inc. He also is a
                                     director of Cintas Corporation, Eagle-Picher
                                     Industries, Inc., Star Banc Corp., Star Bank of
                                     Cincinnati, Atkins and Pearce Company and Baldwin
                                     Piano & Organ Co.
Thomas Laco                   65     Mr. Laco is a director of United States Playing        1990
                                     Card Co. and of Atkins and Pearce Company. He was
                                     Executive Vice President of The Procter & Gamble
                                     Company, Cincinnati, Ohio, (manufacturer of
                                     consumer products), from 1980 to 1984, and a
                                     member of its Board of Directors from 1975 to
                                     1989, including Vice Chairman of the Board from
                                     1984 to 1989.
Phyllis S. Sewell             63     Mrs. Sewell is a director of Pitney Bowes, Inc.,       1990
                                     Lee Enterprises, Inc. and SYSCO Corporation. From
                                     1979 to 1988 she was Senior Vice President,
                                     Federated Department Stores, Cincinnati, Ohio
                                     (retailer of consumer goods).

                               CLASS I DIRECTORS
                             (TERM EXPIRES IN 1996)

                                                                                         YEAR FIRST
                                                                                         ELECTED A
         DIRECTOR             AGE         PRINCIPAL OCCUPATION OR EMPLOYMENT (A)          DIRECTOR
- ---------------------------   ---    -------------------------------------------------   ----------
Joseph H. Anderer (b)         69     Mr. Anderer is a director of General Clutch            1980
                                     Corp., Cleyn & Tinker and Storage Solutions,
                                     Inc., and serves as a consultant to the textile
                                     industry. From 1978 to 1989 he was President of
                                     Warren Corporation, Stafford Springs, Connecticut
                                     (a textile manufacturer). From 1979 to 1988, he
                                     also was Chairman of the Board and Chief
                                     Executive Officer of Grendel Corporation, Green-
                                     wood, South Carolina (a textile manufacturer).

                                                                                         YEAR FIRST
                                                                                         ELECTED A
         DIRECTOR             AGE         PRINCIPAL OCCUPATION OR EMPLOYMENT (A)          DIRECTOR
- ---------------------------   ---    -------------------------------------------------   ----------
Bannus B. Hudson (b)          48     Mr. Hudson was elected President and Chief             1989
                                     Operating Officer of the Corporation in January
                                     1990 and Chief Executive Officer of the
                                     Corporation in March 1990. From October 1987
                                     until March 1990 he was President of the
                                     LensCrafters optical retailing division of the
                                     Corporation; from March 1987 to October 1987 he
                                     was its Executive Vice President, and from
                                     November 1985 to March 1987 he was its Senior
                                     Vice President. He also is a director of The Ohio
                                     National Life Insurance Company.
Lorrence T. Kellar (b)        56     Mr. Kellar is Group Vice President, Real Estate        1986
                                     and Finance, The Kroger Co., Cincinnati, Ohio
                                     (national grocery and convenience store chain).
                                     He is a trustee of Bartlett Management Trust and
                                     a director of Multi-Color Corporation.

- ---------------

(a) Unless otherwise indicated, each such person has been employed in the principal occupation or employment indicated for at least the past five years.

(b) Member of the executive committee of the board of directors. The membership of the executive committee includes the Chairman of the Board, the chairman of each standing committee of the board of directors and the Chief Executive Officer. Mr. Mechem is chairman of the executive committee.

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The board of directors has an audit committee, the members of which are not officers or employees of the Corporation. The audit committee, which held five meetings during fiscal year 1993, recommends to the board of directors the independent auditors to be employed by the Corporation; consults with the independent auditors on the scope of the annual audit; approves the fees paid to the independent auditors for audit and non-audit services; reviews reports of examination of the independent auditors, internal auditors and regulatory authorities; and reports to the board of directors with respect to all of the foregoing. The members of the audit committee are Messrs. Hahn (Chairman), Anderer, Kronick and Howe.

     The board of directors has a compensation committee, the members of which are not officers or employees of the Corporation. The compensation committee, which held nine meetings during fiscal year 1993, is responsible for developing and recommending the Corporation's executive compensation principles, policies and programs to the board of directors. The compensation committee also recommends to the board of directors on an annual basis the amount and type of compensation to be paid to the Corporation's executive officers, including the Chief Executive Officer. The members of the compensation committee are Messrs. Anderer (Chairman), Beekman and Laco, and Mrs. Sewell. See "Compensation Committee Report on Executive Compensation."

     The board of directors has a nominating committee, which held two meetings during fiscal year 1993. The nominating committee screens and recommends to the board of directors candidates for director and Chief Executive Officer. The members of the nominating committee are Messrs. Kronick (Chairman) and Roy, and Mrs. Sewell. Any shareholder wishing to recommend a candidate for director should communicate in writing with James J. Crowe, Secretary of the Corporation, who will refer such recommendation to the nominating committee.

     The board of directors held ten meetings during fiscal year 1993. Each current director who held that office throughout the fiscal year attended 75% or more of those meetings and the meetings held during the fiscal year by all board committees on which he or she served.

                            EXECUTIVE COMPENSATION

     The following information relates to the annual and long-term compensation for services in all capacities to the Corporation for the fiscal years ended January 29, 1994, January 30, 1993 and February 1, 1992 of those persons who, at January 29, 1994 were (i) the Chief Executive Officer and (ii) the other four most highly compensated executive officers of the Corporation (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM COMPENSATION

                                    ANNUAL COMPENSATION
                             ---------------------------------       AWARDS                        PAYOUTS
                                                        OTHER      ---------------------------  ------------
                                                       ANNUAL      RESTRICTED      SECURITIES
                                                       COMPEN-       SHARES        UNDERLYING                   ALL OTHER
     NAME AND                 SALARY       BONUS       SATION        AWARDS       OPTIONS/SARS      LTIP       COMPENSATION
PRINCIPAL POSITION  YEAR      ($)(A)        ($)          ($)         (B)($)          (C)(#)      PAYOUTS ($)      (D)($)
- ------------------  ----     --------     --------     -------     ----------     ------------   -----------   ------------
Bannus B. Hudson    1993     $583,492     $      0     $    0       $      0          40,000         $ 0          $3,492
CEO                 1992     $571,214     $      0     $    0       $      0          40,000         $ 0          $3,714
                    1991     $525,865     $210,000     $    0       $123,800          30,000         $ 0          $3,365

David M. Browne     1993     $332,922     $300,000     $    0       $ 50,000          30,000         $ 0          $7,922
President, Optical  1992     $320,717     $200,000     $    0       $      0          25,000         $ 0          $9,417
  Retailing Group   1991     $269,237     $209,000     $    0       $      0          20,000         $ 0          $4,237

Noel E. Hord        1993     $549,400     $      0     $54,886(f)   $190,000(g)       50,000         $ 0          $    0
President,          1992     $      0     $      0     $    0       $      0               0         $ 0          $    0
  Footwear          1991     $      0     $      0     $    0       $      0               0         $ 0          $    0
  Group(e)

Michael M. Searles  1993     $592,300     $500,000(h)  $40,385(i)   $      0         100,000         $ 0          $    0
President, Women's  1992     $      0     $      0     $    0       $      0               0         $ 0          $    0
  Apparel           1991     $      0     $      0     $    0       $      0               0         $ 0          $    0
    Retailing
    Group(e)

Martin S. Sherman   1993     $356,797     $      0     $    0       $      0               0         $ 0          $4,497
Sr. Vice-President  1992     $374,364     $      0     $    0       $      0          12,000         $ 0          $4,364
                    1991     $340,537     $ 73,000     $    0       $      0          15,000         $ 0          $4,237

- ---------------

(a) For Messrs. Hord and Searles, such amounts include $250,000 and $150,000 of guaranteed incentive bonus payments, respectively. For Messrs. Hudson, Browne and Sherman, such amounts include contributions by the corporation made to retirement and deferred compensation plans as shown in the "All Other Compensation" column of this table.

(b) As of January 29, 1994, the Company had granted 85,000 restricted Common Shares with an aggregate value (assuming no restrictions) of $1,158,125. The Named Officers' restricted shareholdings (as of that date) are as follows:
    Mr. Hudson -- 45,000 shares/$613,125; Mr. Browne -- 5,000 shares/$68,125;
    and Mr. Hord -- 20,000 shares/$272,500. Dividends are paid to holders of restricted Common Shares.

(c) The Corporation's 1988 Employee Incentive Plan (the "1988 Plan") does not permit grants of stock appreciation rights. The 1988 Plan (as well as all of the Corporation's other plans under which stock options have been awarded) provides for acceleration of exercisability of options granted thereunder upon the occurrence of certain events constituting a change of control, as described in the 1988 Plan.

(d) Amounts listed hereunder reflect contributions by the Corporation made to various retirement and deferred compensation plans in which the Named Officers have participated. The Corporation's Salaried Employees Deferred Compensation Plan (the "Salaried Employees Plan") covers approximately 378 salaried employees who are not eligible to fully participate in The United States Shoe Corporation Salaried Employees Tax Incentive Savings Plan

(the "U.S. Shoe Plan") or the LensCrafters Tax Incentive Savings Plan
(the "LensCrafters Plan"), both of which qualify under Section 401(k) of the Internal Revenue Code. Such an employee who is age 21 or older is eligible to participate in the plan upon completion of one year of service (at least 1,000 credited hours) and designation of ineligibility to participate in the U.S. Shoe Plan or the LensCrafters Plan by the committee that administers the plans. An eligible employee may elect to participate, effective at the beginning of any plan year, by designating salary deferral contributions in an amount between 1% and 10%, inclusive (limited to whole percentages), of his or her salary. The plan further provides, however, that employee contributions are subject to a maximum of $8,994 for calendar year 1993 and $9,240 for calendar year 1994. A participant also may change his or her level of participation or terminate participation at the beginning of any plan year. The Corporation makes matching contributions (subject to a maximum of 2 1/2% of the participant's gross compensation). At present, amounts deferred by participants under the plan and the Corporation's matching contributions are not funded; however, participant contributions are assumed to be invested in mutual funds and Corporation contributions are assumed to be invested in the Corporation's Common Shares. All contributions under the plan are fully vested, but may not be paid to participants except upon death, change in control of the Corporation (as defined in the plan) or termination of employment. In any such event, a participant will receive the balance credited to his or her deferred account in a lump sum. During the Corporation's last fiscal year, amounts contributed by the Corporation for the Named Officers and all executive officers as a group were as follows: Mr. Hudson: $3,492; Mr. Browne: $7,922; Mr. Hord: $0; Mr.
Searles: $0; Mr. Sherman: $4,497; and all participating executive officers as a group (15 persons): $45,727.

        The Corporation also maintains the U.S. Specialty Retailing Division Profit Sharing Plan for qualified employees of participating subdivisions of the Women's Apparel Retailing Group. Under such plan, if the subdivision's operating income for the plan year exceeds 20% of the value of the subdivision's net tangible assets for the plan year, the Corporation contributes annually the greater of (i) 5% of the total compensation paid during the plan year to eligible employees of the subdivision; or (ii) the lesser of (a) 50% of the excess of the subdivision's operating income for the plan year over 20% of the value of the net tangible assets used in the subdivision's business during such year, or (b) 10% of the total compensation paid during the plan year to eligible employees of the subdivision. If the subdivision's operating income does not exceed 20% of the value of the subdivision's net tangible assets for the plan year, but the combined operating income of all participating subdivisions exceeds 20% of the value of the combined net tangible assets of all participating subdivisions for the plan year, the Corporation contributes the lesser of (i) the product obtained by multiplying (a) 50% of the excess of the combined operating income of all participating divisions for the plan year over an amount equal to 20% of the value of the combined net tangible assets of all participating divisions for the plan year times (b) a fraction, the numerator of which is equal to the total compensation of all eligible employees for the participating subdivision for the plan year and the denominator of which is equal to total compensation of all eligible employees for all participating subdivisions for the plan year; or (ii) 5% of the total compensation paid during the plan year to the subdivision's eligible employees. No contributions were made to the Named
Officers under   such plan for fiscal year 1993.

(e) Messrs. Hord and Searles were first employed by the Corporation in 1993.

(f) Such amount represents payment of $54,886 for expenses in connection with Mr. Hord's relocation to Cincinnati, Ohio, including a gross-up for income taxes.

(g) Such amount represents an award of 20,000 restricted Common Shares to replace the value of forfeited option shares that had been granted by Mr. Hord's previous employer.

(h) Such amount represents a payment of $500,000 upon commencement of employment to replace the value of forfeited option shares granted by Mr. Searles' previous employer.

(i) Such amount represents payment of $40,385 for expenses in connection with Mr. Searles' relocation to Enfield, Connecticut, including a gross-up for income taxes; such amount does not include payment of $706,576 by the Corporation to a relocation company in connection with the sale of Mr. Searles' New Jersey residence. See "Certain Transactions." This amount is not included in the Summary Compensation Table because the Corporation does not consider such amount to be compensation to Mr. Searles under applicable Internal Revenue Service regulations.

     The following information relates to grants of options awarded to the Named Officers in fiscal year 1993 under the Corporation's 1983 Key Personnel Stock Option Plan (the "1983 Plan") and 1988 Employee Incentive Plan (the "1988 Plan").

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                            NUMBER OF
                            SECURITIES       % OF TOTAL
                            UNDERLYING      OPTIONS/SARS
                           OPTIONS/SARS      GRANTED TO                                           GRANT DATE
                             GRANTED        EMPLOYEES IN       EXERCISE OR        EXPIRATION     PRESENT VALUE
          NAME                (#)(A)        FISCAL YEAR      BASE PRICE (/SH)        DATE           ($)(B)
- -------------------------  ------------     ------------     ----------------     ----------     -------------
Bannus B. Hudson.........      40,000            5.8%            $ 11.625           9/24/03        $ 117,200
David M. Browne..........      30,000            4.3%            $ 11.625           9/24/03        $  87,900
Noel E. Hord.............      50,000            7.2%            $   9.50          11/19/03        $ 111,500
Michael M. Searles.......     100,000           14.5%            $ 11.625           9/24/03        $ 293,000
Martin S. Sherman........           0              0%            $      0                --        $       0

- ---------------

(a) Options granted to Mr. Hord were granted on May 19, 1993 and first become exercisable on May 19, 1994. Options granted to the remaining Named Officers were granted on March 24, 1993 and first became exercisable on March 24, 1994. All options granted are subject to a vesting schedule, with 25% of the total grant exercisable on the first anniversary of the grant, with the remainder exercisable in 25% increments at each anniversary of the grant. In the event of death or disability, outstanding options may be exercised by the optionee or his or her personal representative for a period of one year following such event. In the event of retirement or any other termination, outstanding options may be exercised for a period of three months following such event. All outstanding options automatically vest and become exercisable in the event of an "Event of Acceleration" as defined in the plans, which includes the occurrence of certain events constituting a change of control as described therein. All options were granted at an exercise price equal to the closing price on the New York Stock Exchange -- Composite Transactions of the Corporation's Common Shares on the date of grant.

(b) The estimated grant date present value reflected in the above table is determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the above table include the following: (1) an exercise price on the options of $11.63 and $9.50 respectively, each equal to the fair market value of the underlying Common Shares on the dates of grant; (2) option terms of 10.5 years; (3) interest rates representing the interest rate on U.S. Treasury securities with maturity dates corresponding to that of the option term as of the dates of grant; (4) volatility of 38.45% calculated using daily stock prices for the one-year period prior to the dates of grant; (5) dividends at the rate of $0.32 per share representing the annualized dividends paid with respect to a Common Share at the dates of grant; and (6) a reduction of approximately 20% to reflect the probability of forfeiture due to termination prior to vesting, and a reduction of approximately 18% to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date.

     The ultimate value of the options will depend on the future market price of the Corporation's Common Shares, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Corporation's Common Shares over the exercise price on the date the option is exercised.

     The following information relates to unexercised options to purchase the Corporation's Common Shares granted in fiscal 1993 and prior years under the 1988 Plan, the 1987 Key Personnel Stock Option Plan, the 1983 Key Personnel Stock Option Plan and the 1978 Key Personnel Stock Option Plan to the Named Officers and held by them at January 29, 1994. During fiscal 1993, none of the Named Officers exercised any such options.


              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                              NUMBER OF
                                                             SECURITIES             VALUE OF
                                                             UNDERLYING            UNEXERCISED
                                                             UNEXERCISED          IN-THE-MONEY
                                  SHARES                   OPTIONS/SARS AT       OPTIONS/SARS AT
                                ACQUIRED ON    VALUE           FY-END               FY-END(E)
                                 EXERCISE     REALIZED      EXERCISABLE/          EXERCISABLE/
             NAME                   (#)        ($)(A)    UNEXERCISABLE(#)(B)   UNEXERCISABLE($)(B)
- ------------------------------  -----------   --------   -------------------   -------------------
Bannus B. Hudson..............       --          --        115,750/91,250      $306,563/$749,375
David M. Browne...............       --          --        42,750/61,250       $136,250/$545,000
Noel E. Hord..................       --          --          -0-/50,000        $   0/$681,250
Michael M. Searles............       --          --         -0-/100,000        $  0/$1,362,500
Martin S. Sherman.............       --          --         109,100/-0-        $   204,375/$0

- ---------------

(a) Aggregate market value of the shares covered by the option, less the aggregate price paid by the Named Officer.

(b) The Common Shares represented by the "Unexercisable" amounts could not be acquired by the respective Named Officer as of January 29, 1994, and future exercisability is subject to continuing employment by the Corporation and incremental vesting for periods up to four years, depending upon the individual Named Officer, subject to acceleration for retirement, death, disability or in the event of a change in control (as defined in the respective Plans).

(c) Amounts reflecting gains on outstanding options based upon the closing price of the Corporation's Common Shares on January 28, 1994, the last trading day of the fiscal year.

                        KEY EXECUTIVE INCENTIVE PROGRAM

     The Named Officers participate in the Corporation's Key Executive Long Term Incentive Program, which presently covers members of the Corporation's Management Committee (including in 1993 all of the Named Officers) and is designed to attract and retain highly qualified senior executives by rewarding their contributions to the overall financial results of the Corporation. Awards under the program are restricted Common Shares and non-qualified stock options made pursuant to the 1988 Plan. Under the program, beginning February 2, 1992 and for each fiscal year thereafter, a new three-year performance period is established. Each such performance period has interim goals, set by the compensation committee of the board of directors, based upon a combination of factors including cost of capital and return on assets. A target dollar value for restricted Common Share grants is determined at the start of each such performance period and is allocated approximately equally over each of the three years. The aggregate target dollar value for restricted Common Share grants has been established at $1,332,000 for the three-year performance period which began January 31, 1993. The target dollar value for restricted Common Share grants is based upon median competitive levels for long-term incentive opportunities (including stock option grants) of the comparison framework companies as described in the Compensation Committee Report. The precise number of restricted Common Shares awarded, if any, is determined by the average market value of the Corporation's Common Shares on the date of each award. Grants of restricted Common Shares are awarded to participants each year of the applicable performance period only if the yearly goals are achieved by the Corporation. No awards are made for performance below the established minimum, and superior performance will result in awards of up to 200% of the targeted amount. Restricted Common Shares granted under the program, if any, will vest five years after the start of any applicable performance period. If restricted Common Shares are so awarded, options to purchase a similar number of Common Shares also may be granted. The Committee targets the value of restricted share grants to stock option grants at approximately a 60% to 40% ratio. The decision to grant such options is based upon the achievement of the same performance goals as those established for restricted share awards and the Committee's determination of the executive's future contribution to the Corporation. No awards or grants were made under the Key Executive Long Term Incentive Plan for fiscal 1993 because targeted levels of operating income and return on assets employed were not met.

                EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                       AND CHANGE IN CONTROL ARRANGEMENTS

     The Corporation has entered into Severance Compensation Agreements with seventeen of its present senior executives, including all of the Named Officers. All Severance Compensation Agreements as amended to date have identical terms. The purpose of such Severance Compensation Agreements is to minimize distraction in circumstances arising from the possibility of a change in control of the Corporation. In the event of termination of employment before the expiration of six months following a "change in control", as defined in the Severance Compensation Agreements, each such executive will be entitled to certain termination payments ("severance compensation") unless the executive's termination results from death, disability, retirement, cause or a decision by the executive to terminate employment other than for "Good Reason", which is defined to include certain potentially abusive tactics intended to force the executive to terminate employment, such as certain changes in the executive's duties, titles and/or offices; reduction in base salary; elimination of certain benefit plans, or change in the executive's eligibility to participate in or benefit from such plans or any executive bonus arrangement; relocation of the Corporation's principal executive offices or relocation of the executive; failure to provide vacation; any material breach of the Severance Compensation Agreement by the Corporation; failure to assign the Severance Compensation Agreement to a successor organization; or purported termination of the executive's employment not in accordance with the terms and provisions of the Severance Compensation Agreement.

     In the event of a compensated termination before the expiration of six months following a change in control, the Corporation shall pay to such executive (i) the full base salary to which the executive is entitled through the date of termination, (ii) credit for unused vacation, (iii) a lump-sum payment equal to the greater of the executive's annual base salary on the date on which the most recent amendment to the Severance Compensation Agreement was entered into or on the date of termination of employment, and (iv) severance pay in an amount equal to the excess over $100 of three times the average aggregate annual compensation paid to the executive by the Corporation during the executive's five taxable years preceding the change in control (or portion of such period during which the executive was so employed), reduced by the amount paid to the executive pursuant to (iii), immediately above. All amounts due an executive, except for amounts payable under (iv), above, are payable on the fifth business day following the date of termination of employment. The remaining unpaid amount of such severance pay is payable in 52 equal bi-weekly installments following the date of termination, subject to adjustment to take into account impending retirement at age 65, avoidance of "parachute payments" under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and compensation from other employment. In addition, the Corporation has agreed to maintain, on behalf of each executive who is a party to a Severance Compensation Agreement, certain employment benefits until the earlier of two years after the date of termination or commencement of full-time employment by the executive with a new employer. Under the provisions of such Severance Compensation Agreement, the executive has no obligation to seek other employment or otherwise to mitigate damages resulting from termination of employment. The Corporation has agreed to require any successor organization to assume the Corporation's obligations under each Severance Compensation Agreement and to pay all legal fees and expenses incurred by the executive as a result of the Corporation contesting certain aspects of the Severance Compensation Agreement.

     Each Severance Compensation Agreement also provides that if the executive is employed by the Corporation on the date six months following a change in control, the Corporation shall pay to the executive a lump-sum payment equal to the greater of the executive's annual base salary on the date the most recent amendment to the Severance Compensation Agreement was entered into or on the date six months following a change in control; provided, however, that no severance compensation is payable to the executive if (i) the executive is assigned to the corporate staff (rather than assigned to women's apparel retailing, optical retailing or footwear (the "Company Groups")) at the time of such change in control, and immediately after a change in control resulting from the sale of one Company Group, the Corporation continues to own substantially all the assets of two of the Company Groups, or (ii) the executive is assigned to one of the Company Groups and a change in control occurs as a result of the sale of one or more of the Company Groups and after such change in control the Corporation continues to own substantially all of the assets of the Company Group to which the executive is assigned. In addition, if the executive's employment is subsequently terminated and such termination would give rise to a right to receive severance compensation had the termination occurred within six months of a change in control, then the executive shall be entitled to receive the severance compensation described in the immediately preceding paragraph except that such severance compensation shall be reduced by the amount of any compensation paid under the circumstances described in this paragraph.

     Each Severance Compensation Agreement provides that it is terminable upon the earliest of (i) June 30 of any year after 1996 (upon 60 days' prior written notice by either party), or (ii) termination of employment based on death, disability, retirement, cause, or by the executive other than for Good Reason, or (iii) two years after the date of a change in control.

     Trusts formed for the purpose of ensuring payment of all amounts due under the Severance Compensation Agreements have been implemented with PNC Bank, Ohio, National Association, Cincinnati, Ohio, serving as Trustee. An amount equal to the aggregate amount payable under each of the Severance Compensation Agreements would be paid into the corresponding trust upon the occurrence of a change of control or an event likely or intended to lead to a change of control of the Corporation.

     Mr. Hudson has an employment agreement pursuant to which the Corporation has agreed to pay him a salary of not less than $500,000 a year. At this time Mr. Hudson's annual salary is $580,000. The employment agreement has an initial term ending July 31, 1995, and provides for an automatic five-year extension thereafter unless terminated by either party by written notice given on or before the preceding January 1. If either the Corporation or Mr. Hudson so terminates the employment agreement, the Corporation has agreed to pay Mr. Hudson a termination payment in an amount equal to twice his then-current annual salary, such amount to be paid over a two-year period. In addition, if, during the initial term or extension of the employment agreement, the board of directors assigns Mr. Hudson to a position of less authority and responsibility than President and Chief Executive Officer of the Corporation, Mr. Hudson may terminate the employment agreement within 60 days of such reassignment by providing 30 days' written notice. In such event the Corporation has agreed to pay Mr. Hudson the same termination payment. In the event of Mr. Hudson's disability or death during the term of the employment agreement, the Corporation has agreed to pay him or his beneficiary an amount equal to twice his annual salary for the calendar year in which he becomes disabled or dies, as the case may be, such amount to be paid over a ten-year period. In the event of merger or consolidation of the Corporation into another corporation, or the sale of all or substantially all of its assets, Mr. Hudson has the right to terminate the employment agreement within six months after the effective date of any such event, by giving 90 days' prior written notice, in which event he will be entitled to receive a termination payment in an amount equal to either (i) his then-current annual salary, such amount to be paid over a one-year period, if such termination occurs during the initial term of the employment agreement, or
(ii) twice his then-current annual salary, such amount to be paid over a two-year period, if such termination occurs thereafter.

     Mr. Browne has an employment agreement with the Corporation the initial term of which ended on December 31, 1993. Effective January 1, 1994, Mr. Browne's employment agreement was amended to retain his services as President of the Optical Retailing Group. Pursuant to Mr. Browne's employment agreement, the Corporation has agreed to pay him a salary of not less than $325,000 a year until April 30, 1994, and not less than $425,000 thereafter. At this time Mr. Browne's annual salary is $325,000. The employment agreement provides for a one-time restricted stock award of up to $50,000 in value with a three-year restriction period, the exact amount to be based upon the performance of the Optical Retailing Group for fiscal 1993. The employment agreement has a term ending December 31, 1996, and provides for automatic one-year extensions thereafter unless terminated by either party by written notice given on or before the preceding July 1. If either the Corporation or Mr. Browne so terminates the employment agreement, the Corporation has agreed to pay Mr. Browne a termination payment in an amount equal to his then-current annual salary, such amount to be paid over a one-year period. In addition, if, during the term or extension of the amended employment agreement, the board of directors assigns Mr. Browne to another senior executive position in the Optical Retailing Group, or to a position anywhere in the Corporation of less authority and responsibility than President and Chief Executive Officer of the Optical Retailing Group, Mr. Browne may terminate the employment agreement upon 90 days' written notice. In such event the Corporation has agreed to pay Mr. Browne the same termination payment. In the event of Mr. Browne's disability during the term of the employment agreement, the Corporation has agreed to pay him or his beneficiary an amount equal to twice his annual salary for the calendar year in which he becomes disabled, such amount to be paid over a ten-year period. In the event of merger or consolidation of the Corporation into another corporation, or the sale of all or substantially all of its assets, Mr. Browne has the right to terminate the employment agreement within six months after the effective date of any such event, by giving 90 days' prior written notice, in which event he will be entitled to receive a termination payment in an amount equal to his then-current annual salary, such amount to be paid over a one-year period.

     Mr. Hord has an employment agreement pursuant to which the Corporation has agreed to pay him a salary of not less than $450,000 a year. At this time Mr. Hord's annual salary is $450,000. The employment agreement provides for a restricted stock award of 20,000 shares, the restrictions on which are to lapse over a five-year period, and a nonqualified stock option award of 50,000 shares. The employment agreement provides that Mr. Hord may also earn incentive compensation in fiscal years 1993 through 1996 in an amount equal to 1.5% of the annual operating income (after capital costs) of the Footwear Group; such incentive compensation shall not be less than $250,000 in each of the fiscal years 1993 through 1995. The employment agreement has an initial term ending May 31, 1997, and provides for automatic one-year extensions thereafter unless terminated by either party by written notice given on or before the preceding November 30. If either the Corporation or Mr. Hord so terminates the employment agreement, the Corporation has agreed to pay Mr. Hord a termination payment in an amount equal to his then-current annual salary, such amount to be paid over a one-year period. In addition, if, during the initial term or extension of the employment agreement, the board of directors assigns Mr. Hord to another senior executive position, Mr. Hord may terminate the employment agreement upon 90 days' prior written notice. In such event the Corporation has agreed to pay Mr. Hord the same termination payment. In the event of Mr. Hord's disability during the term of the employment agreement, the Corporation has agreed to pay him or his beneficiary an amount equal to twice his annual salary for the calendar year in which he becomes disabled, such amount to be paid over a ten-year period. In the event of merger or consolidation of the Corporation into another corporation, or the sale of all or substantially all of its assets, Mr. Hord has the right to terminate the employment agreement within six months after the effective date of any such event, by giving 90 days' prior written notice, in which event he will be entitled to receive a termination payment in an amount equal to his then-current annual salary, such amount to be paid over a one-year period.

     Mr. Searles has an employment agreement pursuant to which the Corporation has agreed to pay him an initial sum of $500,000 and a salary of not less than $500,000 a year. At this time Mr. Searles' annual salary is $500,000. The employment agreement provides for a nonqualified stock option award of 100,000 shares. The employment agreement provides that Mr. Searles may also earn incentive compensation in fiscal years 1993 through 1995 equal to 0.7% of the annual operating income (after capital costs) of the Women's Apparel Retailing Group; such incentive compensation shall not be less than $150,000 in each of the fiscal years 1993 and 1994. The employment agreement has an initial term ending March 31, 1996, and provides for automatic one-year extensions thereafter unless terminated by either party by written notice given on or before the preceding September 30. If either the Corporation or Mr. Searles so terminates the employment agreement, the Corporation has agreed to pay Mr. Searles a termination payment in an amount equal to his then-current annual salary, such amount to be paid over a one-year period. In addition, if, during the initial term or extension of the employment agreement, the board of directors assigns Mr. Searles to another senior executive position, Mr. Searles may terminate the employment agreement upon 90 days' prior written notice. In such event the Corporation has agreed to pay Mr. Searles the same termination payment. In the event of Mr. Searles' disability during the term of the employment agreement, the Corporation has agreed to pay him or his beneficiary an amount equal to twice his annual salary for the calendar year in which he becomes disabled, such amount to be paid over a ten-year period. In the event of merger or consolidation of the Corporation into another corporation, or the sale of all or substantially all of its assets, Mr. Searles has the right to terminate the employment agreement within six months after the effective date of any such event, by giving 90 days' prior written notice, in which event he will be entitled to receive a termination payment in an amount equal to his then-current annual salary, such amount to be paid over a one-year period.

     Mr. Sherman has an employment agreement pursuant to which the Corporation has agreed to pay him a salary of $308,000 a year. The employment agreement has a term ending June 30, 1996. In the event of Mr. Sherman's disability or death during the term of the employment agreement, the Corporation has agreed to pay him or his beneficiary an amount equal to twice his annual salary in effect
(a) on October 19, 1990 or (b) during the calendar year in which he becomes disabled or dies, whichever is greater, such amount to be paid over a ten-year period. In the event of merger or consolidation of the Corporation into another corporation, or the sale of all or substantially all of its assets, Mr. Sherman has the right to terminate the employment agreement within six months after the effective date of any such event, by giving 90 days' prior written notice, in which event he will be entitled to receive a termination payment in an amount equal to his base salary, such amount to be paid over a one-year period.

                                 PENSION PLANS

     The Corporation maintains the Salaried Employees Pension Plan for employees of the Corporation (the "Pension Plan"). Employees of the Women's Apparel Retailing Group are not eligible to participate in the Pension Plan, but may be eligible to participate in that Group's profit sharing plan. The Pension Plan provides for fixed benefits in the event of retirement at a specified age and after a specified number of years of service, based upon each employee's annualized monthly compensation (salaries, wages, bonuses and commissions) for the employee's five most highly compensated consecutive years within the ten-year period preceding retirement ("Average Annual Compensation"). The Corporation has adopted an unfunded supplemental retirement and death benefit plan for participants in the Pension Plan to provide benefits in excess of amounts permitted to be paid from the Pension Plan under the Internal Revenue Code.

     The following table sets forth aggregate annual retirement benefits payable under the Pension Plans and the supplemental plan at normal retirement date (age
65):

           AVERAGE                             YEARS OF SERVICE AT RETIREMENT
            ANNUAL              ------------------------------------------------------------
         COMPENSATION           15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
- ------------------------------  --------     --------     --------     --------     --------
$300,000......................  $ 66,618     $ 88,828     $111,026     $133,236     $133,236
$400,000......................  $ 91,118     $121,497     $151,857     $182,236     $182,236
$450,000......................  $103,368     $137,831     $172,273     $206,736     $206,736
$500,000......................  $115,618     $154,165     $192,689     $231,236     $231,236
$550,000......................  $127,868     $170,499     $213,105     $255,736     $255,736
$600,000......................  $140,118     $186,833     $233,521     $280,236     $280,236
$650,000......................  $152,368     $203,167     $253,937     $304,736     $304,736
$700,000......................  $164,618     $219,502     $274,352     $329,236     $329,236
$750,000......................  $176,868     $235,836     $294,768     $353,736     $353,736

The plans cover the average of the Named Officers' annual salary (as reported in the Summary Compensation Table) over the last five years ("Average Annual Compensation"). Average Annual Compensation for the Named Officers as of January 29, 1994 is: Mr. Hudson -- $551,406; Mr. Browne -- $350,886; Mr. Hord --
$450,000; Mr. Searles -- $500,000; and Mr. Sherman -- $379,823. Credited years of service at January 29, 1994 under the plans for each of the Named Officers are as follows: Mr. Hudson -- 8 years; Mr. Browne -- 7 years; Mr. Hord -- 0 years; Mr. Searles -- 0 years; and Mr. Sherman -- 30 years. Benefits are computed on a straight life annuity basis. The amounts presented in the table are not subject to Social Security or other offset amounts.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors of the Corporation has furnished the following report on executive compensation:

OVERVIEW AND PHILOSOPHY

        The Compensation Committee of the Board of Directors (the "Committee") is comprised of four non-employee directors of the Corporation. No member of the Committee has any insider or interlocking relationship with the Corporation, as these terms are defined in applicable rules and regulations of the Securities and Exchange Commission. The Committee is responsible for developing and recommending the Corporation's executive compensation principles, policies and programs to the Board of Directors. In addition, the Committee recommends to the Board of Directors on an annual basis the compensation to be paid to the Chief Executive Officer and, with advice from the Chief Executive Officer, to each of the other executive officers of the Corporation, including the officers named in the Summary Compensation Table of the proxy statement (the "Named Officers").

     The Committee works with an outside compensation consultant and supports its compensation decisions by analysis of published surveys and special studies undertaken periodically.

     The Corporation's compensation programs have been designed to provide its executive officers with market competitive salaries and the opportunity to earn incentive compensation related to performance expectations identified by the Board. The objectives of the Corporation's executive compensation program, as developed by the Committee and subject to periodic review, are to:

     - Provide a direct link between executive officer compensation and the interests of the Corporation's shareholders by making a significant portion of executive officer compensation dependent upon the financial performance of the Corporation and its business segments and the price performance of the Corporation's Common Shares.

     - Support the achievement of the Corporation's annual and long-term goals and objectives, which vary from year to year, as determined by the Board.

     - Establish total compensation targeted at median levels of salary and incentive opportunities for comparable positions within a comparison framework of retailing and specialty retailing companies and to be able to pay top performers at compensation levels equivalent to those in the top quartile of the industry.

     - Significantly vary annual incentive compensation payments based on performance in relation to the performance expectations identified annually by the Board.

     - Achieve and maintain desired levels of Common Share ownership within the executive officer group; desired levels of Common Share ownership are amounts valued at three times the salary level for the Chief Executive Officer, two times the salary level for Senior Executive Officers, and at the salary level for other executive officers of the Corporation. The Corporation's Key Executive Long-Term Incentive Plan and stock option plans are designed to provide opportunities for ownership.

     - Provide opportunities for equity ownership based on competitive levels, corporate/segment performance, share price performance, and share dilution considerations.

     - Provide compensation plans and arrangements that create stability of employment for better-performing executives.

     The Committee's executive compensation policies seek to provide an opportunity for compensation that varies with performance from compensation levels provided to executives within a comparison framework of retailing and specialty retailing companies of comparable size, business characteristics and complexity. These companies are included in the Corporation's "peer" index for stock price performance. Individual compensation levels recommended by the Committee vary significantly among the Corporation's executive officers and from year to year, because such levels also are based in part on annual and long-term corporate performance, as well as on business segment and individual performance. The Committee assigns more weight to long-term corporate performance for higher level executives and more weight to annual corporate/segment and individual performance for lower level executives in recommending the compensation level of any individual executive officer.

COMPENSATION OF EXECUTIVE OFFICERS

     The compensation of executive officers of the Corporation includes (i) base salary, (ii) annual incentive cash bonuses, (iii) long-term incentive compensation in the form of stock options, and (iv) awards of restricted Common Shares, historically based on the attainment of financial performance goals established annually by the Committee. Bonuses, stock options and restricted share grants (collectively, "Incentive Compensation") may represent between one-third and two-thirds of an executive officer's potential annual compensation, depending upon the position. In general, the proportion of an executive officer's compensation that is Incentive Compensation increases with the level of responsibility of the officer. Executive officers also receive various benefits, including medical and pension plans, generally available to all employees of the Corporation.

BASE SALARIES

     The Committee seeks to set base salaries for the Corporation's executive officers at levels which are competitive with median levels for executives with comparable roles and responsibilities within comparably sized companies included in the comparison framework. All of the Named Officers and certain other execu-tive officers of the Corporation have written employment contracts, with employment terms of three to five years, subject to extension by agreement of the parties. See "Employment Contracts, Termination of Employment, and Change-in-Control Arrangements." Such contracts establish minimum base salaries, which the Committee may increase based upon individual experience and performance. In setting annual salaries for individuals, the Committee first considers the compensation paid for comparable positions within the comparison framework and the executive's level and scope of responsibility as a benchmark reference. It then considers individual performance of the executive. The Committee primarily considers individual performance against expectations in developing its salary increase recommendations. Because target levels of operating income and return on assets were not achieved for fiscal year 1992, no salary increases were granted to Named Officers in 1993.

ANNUAL INCENTIVE CASH BONUSES

     Each year the Committee recommends to the Board of Directors an aggregate target cash bonus amount for incentive-eligible executives. Target bonus pools are established for each business segment and for certain groups of corporate executives that reflect approximate median levels of similar bonus arrangements at comparison framework companies. Actual awards from each bonus pool vary, primarily based on financial performance of the Corporation or financial performance of the business segment, as applicable, when compared to goals established by the Committee and approved by the Board of Directors, as well as on individual performance. For fiscal 1993, potential incentive bonus awards for executive officers were based on achieving corporate operating income levels compared to threshold, target and maximum levels approved by the Board, adjusted for individual performance. For Mr. Searles, President of the Corporation's Women's Apparel Retailing Group, a potential fiscal 1993 incentive bonus award was based on a percentage of applicable segment operating income in excess of 10 percent of the average asset base for the Women's Apparel Retailing Group. For Mr. Hord, President of the Corporation's Footwear Group, a potential fiscal 1993 incentive bonus award was based on a percentage of applicable segment operating income in excess of four percent of the average asset base for the Footwear Group. For Mr. Browne, President of the Corporation's Optical Retailing Group, a potential fiscal 1993 incentive bonus award was based on achieving segment operating income levels compared to threshold, target, and maximum levels approved by the Board for the Optical Retailing Group, adjusted for individual performance.

     The only executive officer to receive a cash incentive award for fiscal 1993 based on financial and individual performance was Mr. Browne. The incentive amount awarded to Mr. Browne was a result of the performance of the segment for which he is responsible exceeding the target operating income level by more than 20 percent, as well as his strong individual performance. The result was payment of annual incentive compensation in excess of his target cash bonus. Threshold levels of performance for incentive bonuses were not achieved by the Corporation as a whole or by its other business segments. As a result of not achieving corporate or business segment threshold performance goals, no executive officer other than Mr. Browne received performance-based incentive compensation for 1993. A guaranteed bonus for 1993 was awarded to Messrs. Hord and Searles based on employment contract provisions. See "Employment Contracts; Termination of Employment and Change in Control Arrangements" in the proxy statement.

OPTION GRANTS AND RESTRICTED SHARE AWARDS

     The Corporation's 1988 Employee Incentive Plan (the "1988 Plan") authorizes the Committee to award stock options and restricted Common Shares to key executives.

     Stock option grants are designed to align the long-term interests of the Corporation's executives with those of its shareholders by directly linking executive pay to shareholder return, as well as enabling executives to develop and maintain significant long-term equity ownership positions in the Corporation. The Committee generally grants non-statutory options early in each fiscal year at an exercise price equal to the fair market value of the Corporation's Common Shares on the date of grant. Options generally have ten-year terms, with vesting over a four-year period. During the vesting period, options which are then exercisable are forfeited three months after the recipient leaves the employ of the Corporation. The number of options granted to an executive is a function of the executive's level of responsibility and grants for similar positions made by companies within the comparison framework companies. Deviations from such numbers are based on the Committee's reasoned expectations of the executive's future contribution to the Corporation. Following the Board of Directors' recommendation that additional Common Shares be approved for inclusion in the 1988 Employee Incentive Plan, the Committee recommended that consideration of stock option grants to executive officers be deferred until the shareholders vote on adding shares to the Plan at the annual meeting. See "Proposal to Amend The United States Shoe Corporation 1988 Employee Incentive Plan" in the proxy statement.

     Effective in fiscal year 1992, the Committee adopted the Key Executive Long-Term Incentive Program, which ties the grant of restricted shares to the overall financial results of the Corporation. Members of the Corporation's Management Committee, which included all of the Named Officers in 1993, participate in this program. Each year, a new three-year performance period begins, and a target dollar value for restricted Common Share grants is determined by the Committee and is allocated approximately equally over the three-year period. The target dollar value is based upon median competitive levels for long-term incentive opportunities (including stock option grants) of the comparison framework companies. The Committee sets annual interim goals for each performance period, which goals for fiscal performance period 1992-1994 and 1993-1995 were based on achieving operating income levels in excess of a threshold rate of return on assets. If annual interim goals are met, the target dollar value is converted into a number of restricted Common Shares, based upon the then-current market price of Common Shares. Restrictions on any restricted Common Shares so awarded lapse over a five-year period. If restricted Common Shares are awarded, options to purchase Common Shares also may be granted. The decision to grant options is based upon the achievement of annual interim goals and the Committee's expectations of the executive's future contribution to the Corporation.

     The historical goal of the Key Executive Long-Term Incentive Plan has been to reward the top levels of management in a meaningful way for significant improvement in the Corporation's financial results. No awards of restricted Common Shares were made under this program for fiscal 1993 because threshold return on asset levels were not met for either the 1992-1994 or the 1993-1995 performance periods.

     The Committee has in the past and may in the future grant to the Corporation's executives restricted Common Shares, the restrictions on which lapse solely on the basis of continued employment with the Corporation. For fiscal 1993, Mr. Browne was awarded such restricted Common Shares for having achieved segment operating income in excess of 120 percent of the target level approved by the Board. No other executive officer received such an award in fiscal 1993.

     The Committee reviewed and approved Mr. Hord's employment agreement. Mr. Hord was awarded restricted Common Shares to replace the value of forfeited option shares that had been granted to Mr. Hord by his previous employer.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The compensation of Bannus B. Hudson, President and Chief Executive Officer of the Corporation, is recommended to the Board of Directors by the Committee in a manner similar to that utilized for the Corporation's other executive officers. Mr. Hudson was elected to the position of Chief Executive Officer in March 1990, at which time he entered into a five-year employment agreement with the Corporation which sets his annual base salary at a minimum of $500,000.

     Mr. Hudson's base salary was set by the Committee in May 1992 at an annual rate of $580,000. Since no salary increase was provided in 1993 as a result of disappointing 1992 financial performance, Mr. Hudson's base salary was $580,000 for fiscal 1993, compared with $567,500 for fiscal year 1992. Mr. Hudson received no cash incentive bonus or restricted Common Shares for fiscal year 1993, because corporate financial goals for fiscal 1993 (based on achieving a minimum level of operating income and return on assets employed) were not met. A stock option grant of 40,000 Common Shares was made to Mr. Hudson in 1993. Such grant was awarded consistent with the Committee's long-term incentive guidelines and was based on the Committee's expectations of Mr. Hudson's future contribution to the success of the Corporation. In addition, the Committee recommended that any 1994 salary increase and/or stock option grant for Mr. Hudson be deferred until later in the year when the results of the Corporation's organization restructuring are better known by the Committee.

     It is not anticipated that any executive officer will receive compensation during 1994 that is not deductible by reason of the limitation contained in section 162(m) of the Internal Revenue Code. During 1994 the Committee will consider that issue and determine an appropriate policy for the Corporation.

                                            The Compensation Committee:
                                              Joseph H. Anderer, Chairman
                                              Philip E. Beekman
                                              Thomas Laco
                                              Phyllis S. Sewell

                   SHAREHOLDER RETURN PERFORMANCE INFORMATION

     The following graph compares the cumulative total shareholder return on the Corporation's Common Shares over a five-year period with the cumulative total return of the Standard & Poor's 500 Stock Index (the "S&P 500") and a "peer" index comprised of twenty-one companies* for the same period. The graph assumes an investment of $100 in the Corporation's Common Shares and each index on January 28, 1989, and reinvestment of all dividends.

               [SHAREHOLDER RETURN PERFORMANCE INFORMATION GRAPH]

                           JANUARY     JANUARY     JANUARY     JANUARY     JANUARY     JANUARY
       FISCAL YEAR          1989        1990        1991        1992        1993        1994
- -------------------------  -------     -------     -------     -------     -------     -------
S&P 500..................   $ 100       $ 114       $ 124       $ 152       $ 168       $ 190
Peer Group...............   $ 100       $ 116       $ 134       $ 179       $ 187       $ 169
U.S. Shoe................   $ 100       $  77       $  44       $  55       $  52       $  57

     The following supplemental information expresses as a percentage of cumulative total shareholder return of the Corporation's Common Shares and of each index over the periods indicated.

          CUMULATIVE RETURN
          FOR PERIOD ENDED
            JANUARY 1994               ONE YEAR     THREE YEAR     FIVE YEAR
- -------------------------------------  --------     ----------     ---------
S&P 500..............................      13%          53%            90%
Peer Group...........................     (10%)         27%            69%
U.S. Shoe............................      10%          30%           (43%)

     *The companies comprising this group are AnnTaylor Stores Corp.; Baker (J.), Inc.; Brown Group, Inc.; Burlington Coat Factory Warehouse Corp.; Charming Shoppes, Inc.; Clothestime, Inc,; Dayton Hudson Corp.; Dress Barn, Inc.; Edison Brothers Stores, Inc.; Gantos, Inc.; Gap, Inc.; Genesco, Inc.; The Limited, Inc.; May Department Stores Co.; Melville Corp.; Merry-Go-Round Enterprises, Inc.; Nordstrom, Inc.; Petrie Stores Corporation; Stride Rite Corp.; TJX Companies, Inc.; and Woolworth Corporation. None of such companies offers a range of products and services identical to the Corporation, although each is, like the Corporation, a major footwear manufacturer and/or clothing retailer. The returns of each company have been weighted according to their respective stock market capitalization for purposes of arriving at a group average.

DIRECTOR COMPENSATION

     Directors who are not employees of the Corporation ("Outside Directors") are paid directors' fees for their services at the rate of $25,000 per year each, as well as attendance fees of $750 per meeting for service on certain committees. Directors who chair such committees receive an additional annual fee of $3,000. Total payments to such directors for the Corporation's last fiscal year amounted to $320,500.

     In addition to such remuneration, since 1985 Outside Directors of the Corporation have received stock options under the 1985 Outside Directors Stock Option Plan (the "1985 Director Plan"), which terminated on May 31, 1990, and under the 1991 Outside Directors Stock Option Plan (the "1991 Director Plan").

     Under the 1991 Director Plan an option is granted automatically on each annual meeting date, as long as the Plan is in effect, to each Outside Director who continues in office after such annual meeting to purchase 2,000

Common Shares (subject to adjustment as described below); such grants are further subject to the limit on the maximum number of Common Shares that can be issued or transferred pursuant to the exercise of options under the Plan. In no event will an Outside Director be granted options to purchase, in the aggregate, more than 20,000 Common Shares under the Plan (subject to adjustment for changes in the Corporation's capitalization, such as a stock split, stock dividend, recapitalization, consolidation or similar change that affects equity interests in the Corporation).

     Each option granted to an Outside Director under the Plan has an exercise price equal to the fair market value of the shares subject to the option (determined at the time the option is granted). Options may be exercised by payment to the Corporation of the exercise price in cash or in Common Shares already owned by the optionee. No stock option granted under the Plan may be exercised more than ten years from the date the option is granted. Each option granted to an Outside Director will be exercisable for one-third of the shares subject to the option after one year from the date of grant and for an additional one-third of the shares after each successive one-year period. Such right to exercise is cumulative. An Outside Director to whom an option is granted under the Plan may not, during his or her lifetime, transfer the option to any other person. The 1991 Director Plan also provides that upon the occurrence of certain events constituting a change in control, as defined in the Plan, any unexercised or partially exercised options will become immediately exercisable, and will remain exercisable for as long as they would be otherwise exercisable. The 1985 Director Plan was substantially similar to the 1991 Director Plan, and options granted under the 1985 Director Plan are subject to similar terms and conditions as those granted under the 1991 Director Plan.

     During the Corporation's last fiscal year, options to purchase 18,000 shares were granted to Outside Directors at an exercise price of $9.50 under the 1991 Director Plan. No options were exercised under either the 1985 Director Plan or the 1991 Director Plan during fiscal 1993. Options to purchase 104,824 shares currently are exercisable under the 1985 Director Plan and the 1991 Director Plan.

                              CERTAIN TRANSACTIONS

     In connection with the employment of Mr. Searles and his relocation to Enfield, Connecticut, the Corporation contracted with PHH Homequity, a third party relocation service, and paid to PHH Homequity $706,576 in connection with the sale of Mr. Searles' New Jersey residence.

             PROPOSAL TO AMEND THE UNITED STATES SHOE CORPORATION
                          1988 EMPLOYEE INCENTIVE PLAN

BACKGROUND

     The Corporation has adopted nine key personnel stock option plans since 1956. These plans were adopted to offer key employees the opportunity to acquire Common Shares of the Corporation and to advance the interests of the Corporation by providing a means for attracting and retaining competent persons as key employees of the Corporation. The only key personnel stock option plan that has not terminated according to its terms is the 1988 Employee Incentive Plan (the "1988 Plan"), which, as previously amended, also provides for grants of restricted shares as well as grants of stock options. In addition, options for 3,727,267 Common Shares remain outstanding pursuant to earlier plans which have terminated according to their terms. The full text of the 1988 Plan and the proposed amendment is set forth as Appendix A to this Proxy Statement and the following discussion is qualified in its entirety by reference to such text.

     On May 26, 1988, the shareholders approved the 1988 Plan. As of January 29, 1994, only 79,155 Common Shares remained available for issuance under the 1988 Plan, an amount which the board of directors believes is no longer sufficient to achieve the purposes of the 1988 Plan.

PROPOSED AMENDMENT

     The board of directors continues to believe that the future growth and profitability of the Corporation depends in large measure on the Corporation's ability to attract and retain competent persons as key employees of the Corporation and to encourage those employees to acquire a "stake" in the future economic performance of the Corporation through ownership of meaningful numbers of Common Shares. In order for the

Corporation to have sufficient options and restricted shares available for future grant under the 1988 Plan, on October 14, 1993, the board of directors adopted, subject to shareholder approval, an amendment to the 1988 Plan to increase the number of Common Shares available for issuance thereunder by 2,000,000 shares.

SHARES RESERVED FOR THE PLAN

     A total of 2,450,000 Common Shares, in the aggregate, were initially available for options and grants of restricted shares under the 1988 Plan. Of this total, grants involving 2,370,845 Common Shares previously have been made and of that amount, grants for 2,146,220 shares remain outstanding under the 1988 Plan; therefore only 79,155 Common Shares are presently available for issuance under the 1988 Plan, except that adjustments in such number may be made to give effect to any relevant change in the Corporation's capitalization, such as a stock split, a stock dividend, a recapitalization, a consolidation or a similar change that affects equity interests in the Corporation. The effect of the proposed amendment to the 1988 Plan is to increase the aggregate number of Common Shares that may be issued pursuant to the 1988 Plan from 2,450,000 Common Shares by 2,000,000 shares to 4,450,000 Common Shares. Grants of options or restricted shares may be made under the 1988 Plan until May 20, 1997.

ELIGIBILITY

     The key employees who receive options or grants of restricted shares under the 1988 Plan are selected by the compensation committee of the Corporation's board of directors (the "Committee"), subject to approval by the board of directors. Beginning in fiscal year 1994 the Corporation considers that approximately 50 of its employees are key employees who are eligible to receive options or restricted shares under the 1988 Plan. No member of the Committee is eligible to receive an option or restricted shares under the 1988 Plan while serving on the Committee.

     No specific determinations have been made or can be made in advance as to future recipients of options or the size or number of grants to recipients under the 1988 Plan. See "Executive Compensation -- Options/SAR Grants in Last Fiscal Year" for information concerning options actually granted under the 1988 Plan in fiscal 1993. No additional grants or larger grants would have been made in fiscal 1993 had the proposed amendment been in effect.

TERMS AND EXERCISE OF OPTIONS

     Options granted under the 1988 Plan to key employees may be either "incentive stock options" or "non-statutory stock options" as described below.

     Any option granted to a key employee under the 1988 Plan will have an exercise price established by the Committee that will be not less than 100% of the fair market value per Common Share (determined at the time the option is granted). Options are exercised by payment to the Corporation of the exercise price in cash or in Common Shares already owned by the optionee. No incentive stock option granted under the 1988 Plan may be exercised after ten years from the date the option is granted, and no non-qualified stock option granted under the 1988 Plan may be exercised after ten years and six months from the date the option is granted, although the Committee may grant options of both types of shorter duration. In addition, the Committee has the authority to impose additional restrictions on exercise, including limitations as to the portions of an option that may be exercised each year. A key employee to whom an option is granted under the 1988 Plan may not, during such key employee's lifetime, transfer the option to any other person.

     Subject to the limitations described in the immediately preceding paragraph, the right of a key employee to exercise an option granted under the 1988 Plan upon termination of employment is as follows: (1) if the optionee's employment is terminated other than by reason of disability (as defined in the 1988 Plan) or death, the optionee may exercise any option, to the extent exercisable on the date of termination, at any time prior to the expiration date of such option or within three months after such termination, whichever is earlier; (2) if the optionee's employment is terminated because of disability, the optionee may exercise any option at any time prior to the expiration date of such option or within one year (or such shorter period as may be determined by the Committee at the time the option is granted) of the date of termination of the optionee's employment, whichever is earlier; (3) if the optionee dies within the periods specified in (1) or (2) above during which the optionee is entitled to exercise any remaining unexpired options, the optionee's personal representatives, heirs or legatees may exercise such option, to the extent exercisable on the date of the optionee's death, at any time prior to the expiration date of such option or within one year (or such shorter period as may be determined by the Committee at the time the option is granted) of the date of termination of the optionee's employment, whichever is earlier; and (4) if the optionee's employment is terminated by death, the optionee's personal representatives, heirs or legatees may exercise any option at any time prior to the expiration date of such option or within one year (or such shorter period as may be determined by the Committee at the time the option is granted) of the date of the optionee's death, whichever is earlier.

     The 1988 Plan does not contain any provision that requires a key employee who is granted a stock option to wait for any fixed period of time prior to exercising the option. The Committee may, at the time it grants options, mandate a waiting period or grant options which are not subject to a waiting period.

     On April 4, 1994, the market value of a Common Share, based on the closing price per share on the New York Stock Exchange, was $17.13.

TAX ASPECTS OF STOCK OPTIONS

     Incentive stock options and non-qualified stock options, upon exercise, are accorded different tax treatment for federal income tax purposes. Generally, the receipt of Common Shares by an optionee upon the exercise of an incentive stock option will not be a taxable event if the optionee does not dispose of such Common Shares within one year of their receipt by the optionee or within two years from the date the option was granted to the optionee. The receipt of Common Shares by an optionee upon the exercise of a non-qualified stock option, in contrast, generally will require the optionee, for purposes of determining federal income tax for the taxable year in which the exercise occurs, to include as compensation the excess of the fair market value of the Common
Shares received (determined at the time of transfer) over the exercise price paid for such Common Shares. The Corporation will obtain a tax deduction which corresponds to any compensation reported by an optionee as a result of the exercise of a non-qualified stock option; the Corporation will not, on the other hand, be entitled to a deduction as a result of the exercise of an incentive stock option unless the optionee disposes of the Common Shares transferred to the optionee within either the one or two-year period discussed above. The Corporation's deduction may be limited, however, under the provisions of the 1993 Omnibus Budget Reconciliation Act, which became law in August 1993, to the extent total remuneration for certain executive officers exceeds $1,000,000 in any one year.

     Under the 1988 Plan an incentive stock option may not be granted to an optionee if the value of the Common Shares with respect to which incentive stock options are exercisable for the first time by the optionee during any calendar year under this or any other plan of the Corporation exceeds $100,000.

GRANTS OF RESTRICTED SHARES

     The 1988 Plan provides for grants of restricted shares to key employees. A key employee who receives restricted shares will have Common Shares issued to him or her, registered in his or her name. However, such shares will be restricted as to transferability for a period of time as set forth in a restricted share agreement to be entered into between such employee and the Corporation. The Corporation will maintain physical custody of the certificates representing the restricted shares.

     Except for restrictions on transfer, an employee who receives restricted shares will have, with respect to those shares, all of the rights of a shareholder of the Corporation, including the right to vote the restricted shares and the right to receive cash dividends, unless the Committee otherwise determines. Any Common Shares issued with respect to the restricted shares as a result of a stock split, stock dividend or similar transaction will be restricted to the same extent as the restricted shares, unless the Committee otherwise determines.

     In the event an employee to whom a grant of restricted shares has been made ceases with the consent of the Committee to be an employee, or upon such employee's death, retirement or disability, the restrictions on transfer imposed by the 1988 Plan will lapse as determined by the Committee, but in no event will such employee receive unrestricted Common Shares in an amount less than the product obtained by multiplying the number of Common Shares subject to the grant by a fraction, the numerator of which is the number of full months from the date of the grant to the date of termination of employment and the denominator of which is the total number of months that such restricted shares were to be restricted. If an employee ceases to be an employee for any reason other than set forth above, all restricted shares held by that employee will be forfeited to the Corporation. If an employee who receives restricted shares remains an employee of the Corporation for the full period that such shares are restricted, then at the expiration of the restriction period the employee will receive a certificate for such shares free and clear of any restrictions.

TAX ASPECTS OF RESTRICTED SHARES

     Key employees who receive restricted shares must recognize ordinary income equal to the fair market value of the Common Shares at the first time such shares become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. The Corporation will be entitled to a tax deduction for the same amount at the time the key employee recognizes such income. However, the Corporation's deduction may be limited under the provisions of the 1993 Omnibus Budget Reconciliation Act, which became law in August 1993, to the extent total remuneration for certain executive officers exceeds $1,000,000 in any one year.

ACCELERATION

     The 1988 Plan provides that upon the occurrence of an "Event of Acceleration", as defined in the 1988 Plan, all then outstanding options will be immediately exercisable and the restrictions otherwise applicable to any restricted shares shall lapse. Generally, an Event of Acceleration will be deemed to have occurred upon the happening of an event that results in a change in control, or the potential for a change in control, of the Corporation.

ADMINISTRATION OF THE PLAN

     The 1988 Plan is administered by the Committee, which selects the optionees and grantees of restricted shares, determines the number of Common Shares to be covered by an option or a grant of restricted shares, the date or dates at which an option (or any portion thereof) may be exercised, the exercise price for an option, the form of option agreement, the period during which any restricted shares shall be restricted and the form of restricted share agreement, subject in all cases to approval of the board of directors and the specific terms of the 1988 Plan.

        The board of directors has the authority to amend the terms of the 1988 Plan, except that the class of employees eligible for options and restricted shares (I.E., key employees) may not be changed, the aggregate number of Common Shares subject to options and grants of restricted shares may not be increased (except in the case of certain adjustments described in the subsection entitled "Shares Reserved for the Plan", above), the minimum option price may not be decreased to less than 100% of the fair market value of the Common Shares on the date the option is granted, the term within which options and restricted shares may be granted may not be increased and the periods during which options may be exercised may not be extended without, in any of such cases, approval of the shareholders of the Corporation.

REQUIRED VOTE

        Approval of this proposal requires the affirmative vote of the holders of a majority of the Common Shares present in person or represented by proxy and entitled to vote at the meeting. THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE FOR THE ADOPTION OF THIS PROPOSAL.

             PROPOSAL TO ADOPT THE UNITED STATES SHOE CORPORATION
                  ASSOCIATES' DISCOUNTED STOCK PURCHASE PLAN

        The board of directors has determined that it is in the best interest of the Corporation to provide its employees with an opportunity to purchase Common Shares at a favorable price and thereby to provide an additional incentive to work for the future success of the Corporation. Accordingly, the board has proposed for shareholder approval the United States Shoe Corporation Associates' Discounted Stock Purchase Plan (the "Plan"). The full text of the proposed plan is set forth as Appendix B to this Proxy Statement and the following discussion is qualified in its entirety by reference to such text.

PURPOSE

        The purpose of the Plan is to encourage employees of the Corporation and its subsidiaries (which for purposes of the Plan means, in general terms, any corporation at least 80% of the stock of which is owned by the Corporation) to acquire a proprietary interest in the growth and performance of the Corporation by making it possible for such employees to acquire Common Shares at an advantageous price. If the Plan is approved by shareholders, it will become effective as of August 1, 1994.

SHARES RESERVED FOR THE PLAN

     A total of 500,000 Common Shares will be available for acquisition through the exercise of options under the Plan, except that adjustments in that number may be made to give effect to any relevant change in the Corporation's capitalization, such as a stock dividend, a stock split, a recapitalization, a consolidation or a similar change that affects equity interests in the Corporation. The Common Shares that are to be delivered upon the exercise of options granted pursuant to the Plan will be authorized and unissued shares. Upon the expiration or termination of any option that has not been exercised, the unpurchased Common Shares covered by such option may be made available for other options to be granted under the Plan. On April 4, 1994, the market value of a Common Share, based on the closing price per share on the New York Stock Exchange, was $17.13.

ELIGIBILITY

     Subject to the rules noted in "Distribution of Shares" below, an option will be granted under the Plan on the last business day of each calendar month (such day being called that option's "Option Date") to each person who is an eligible employee on that date. An employee is considered an "eligible employee" on an Option Date if he or she is an employee of the Corporation or one of its subsidiaries on such Option Date, unless he or she is then a seasonal employee, or has not completed by that date at least four months of service with the Corporation or its subsidiaries, or would, immediately after the grant of such option, directly or indirectly own or have options to own 5% or more of the Common Shares of the Corporation or any subsidiary. No option will be granted under the Plan to any person who is not an eligible employee. The Corporation considers that approximately 30,000 of it's employees will be eligible to receive options under the Plan.

GRANT OF OPTIONS

   Any option granted to an eligible employee under the Plan will gererally allow that employee to purchase a number of Common Shares up to the number produced by dividing 10% of the employee's compensation for the month in which the option is granted by 85% of the fair market value of Common Shares on the option date. In no event, however, can an employee be granted, during any calendar year, options for Common Shares having a fair market value at the time of grant in excess of $25,000.

   The price at which Common Shares subject to any option may be purchased (the "Option Price") will be equal to 85% of the fair market value of such Common Shares on the Option Date. In practical terms, each option granted under the Plan gives the employee to whom the option is granted the right to purchase Common Shares at a 15% discount in price.

PAYROLL DEDUCTIONS

   Each employee who may be an eligible employee as of the last business day of any month will be allowed to elect under the Plan to have any dollar amount deducted on an after-tax basis by his or her employer on each pay day during such month, provided that the amount deducted on any pay day may not be less than $10 or more than $10% of the employees compensation for such pay day. Any amounts deducted from an employee's pay pursuant to the Plan will be allocated to a bookkeeping account (such being called the employee's "payroll deduction account"). Such payroll deduction account will not be credited with interest. The amounts allocated to an employee's payroll deduction account for a month may be used to purchase Common Shares available under any option granted to the employee under the Plan for such month, as is discussed in the following section.

EXERCISE OF OPTIONS

   Any option to purchase Common Shares which is granted to an eligible employee under the Plan will automatically be exercised by the employee on the Option Date for that number of Common Shares (up to the maximum number of Common Shares available under the option) which the employee's accumulation payroll deductions then allowed to his or her payroll deduction account will purchase at the Option Price, unless the employee files with the Committee prior to such option date a written notice that he or she does not want to exercise such option.

   The number of Common Shares which may be purchased under all options granted under the Plan as of any Option Date may be reduced on a pro rata basis to the extent such reduction is necessary to avoid ther Plan's limit on the total number of Common Shares available for purchase under the Plan.

     If any amounts previously allocated to an employee's payroll deduction account as of the last business day of any month are not used to purchase Common Shares (whether because the employee is not an eligible employee on such day, because the employee files a written request not to purchase Common Shares under the option, or because the maximum number of Common Shares available under his or her option is less than the amount then allocated to his or her payroll deduction account could otherwise purchase), such amounts will be paid to the employee as soon as administratively possible.

DISTRIBUTION OF SHARES

     Any Common Shares purchased by an employee under the Plan will be held for the employee in an account (the employee's "stock account") established by a bank, a brokerage house or other financial institution employed for that purpose by the Corporation (such bank, brokerage house or other financial institution being called the "Custodian") until such stock account is distributed to the employee (or, in the event of his or her death, to the employee's estate).

     Any dividends paid on Common Shares held in any employee's stock account will be used to purchase additional Common Shares (generally on the largest national securities exchange on which the shares are then listed) as soon as administratively possible following the payment of such dividends. The Custodian also will issue quarterly statements to each employee who has a stock account, showing the number of Common Shares credited to his or her account.

     An employee (or, in the event of the employee's death, his or her estate) may request at any time, pursuant to any reasonable administrative rules established by the Committee and the Custodian for this purpose, that the Custodian distribute or sell all or any portion of the Common Shares held in the employee's stock account. As soon as administratively possible following the receipt of such a request, the Custodian will distribute or sell the requested portion of such stock account.

     In the event of a requested distribution of all or any portion of the employee's stock account, the Custodian will distribute to the employee (or, if applicable, to his or her estate) a stock certificate for the requested number of Common Shares. However, fractional shares will not be distributed but will be sold by the Custodian on behalf of the employee (or, in the event of his or her death, on behalf of the employee's estate) and on the largest national securities exchange on which the Common Shares are then listed, for the then market price of such fractional share less any commission or other expenses of such sale. The net proceeds of the sale of the fractional share will be paid to the employee (or, in the event of his or her death, to the employee's estate).

     In the event of a requested sale of all or a portion of the employee's stock account, the Custodian shall sell, on behalf of the employee (or, in the event of his or her death, the employee's estate) and on the largest national securities exchange on which the Common Shares are then listed, the Common Shares then held in the portion of the employee's stock account which has been requested, for the then market price of such shares less any commission or other expenses of such sale, and the net proceeds of such sale will be paid to the employee (or his or her estate).

     The Committee may, at reasonable intervals, require any participant whose employment with the Corporation or its subsidiaries has terminated to file a request for distribution of the former employee's stock account.

     Any employee who requests more than one distribution of Common Shares allocated to his or her stock account in any calendar year will be ineligible to receive any option under the Plan (and will be ineligible to have deductions taken from his or her pay pursuant to the Plan) for six consecutive months following the month in which he or she makes the second or any subsequent request for such a distribution in a calendar year.

MISCELLANEOUS RULES AS TO COMMON SHARES

     For purposes of this Plan, the fair market value of a Common Share on any date is generally considered to be the average of the highest and lowest prices on such date of a Common Share on the largest national securities exchange on which the Common Shares are then listed.

     If at any time the Committee determines that the listing of Common Shares with respect to which any option is granted under the Plan, the registration or qualification under any state or federal law or the consent or approval of any governmental regulatory body is necessary as a condition of, or in connection with, the granting of an option or the purchase, issue or transfer of Common Shares with respect to which the option is granted, then such option may not be granted or the transfer completed, as the case may be, unless such listing, registration, qualification, consent or approval has been effected or the applicable employee has agreed that the Common Shares may be issued or transferred subject to any restrictions that will make it unnecessary to effect or obtain such listing, registration, qualification, consent or approval.

ADMINISTRATION OF THE PLAN

     The Plan will be administered by a committee comprised of at least three directors and/or employees who will be appointed by the Corporation's board of directors (such committee being called the "Committee"). The Committee will have full authority and discretion to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to prepare forms to use with respect to the Plan, to prepare material explaining the Plan to employees and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determination as to any matter relating to interpretation of the Plan will be conclusive.

     Except as is otherwise noted elsewhere in this summary, all expenses of administering the Plan, including the compensation of the Custodian, will be paid by the Corporation.

     The board of directors will have the right to amend, suspend or terminate the Plan, except that no such action may affect adversely the rights of any employee under any option granted prior to such amendment, suspension or termination. Also, no amendment changing the class of employees or persons eligible to receive options, changing the aggregate number of shares to be subject to options or materially increasing the benefits accruing to eligible persons may be made without, in any of such cases, approval by the favorable vote of the holders of a majority of the outstanding shares of the Corporation present in person or represented by proxy and entitled to vote at a meeting of shareholders. The board of directors does, however, intend to amend the Plan to the extent any amendments are required for the Plan to meet any tax and securities laws and regulations applicable to the Plan.

TAX ASPECTS OF OPTIONS

     The Plan is intended to qualify as an "employee stock purchase plan" under
Section 423 of the Internal Revenue Code of 1986, as amended. As such, the Plan should have, in general terms, the federal income tax consequences (under current federal income tax rules) described below.

     An employee will not recognize compensation income merely because of the grant or exercise of an option under the Plan, and the Corporation and its subsidiaries will likewise not be entitled to any compensation deduction at the time of such option's grant or exercise. However, amounts deducted from an employee's pay to purchase Common Shares under the Plan will be taxed as current compensation income to the employee, and the Corporation or its subsidiaries are entitled to a compensation deduction with respect to such pay deductions. Moreover, any dividends paid to an employee under the Plan are taxed as current income to the employee, but the Corporation and its subsidiaries are not entitled to a deduction for such amounts.

     If the employee does not sell or otherwise dispose of the Common Shares he or she purchases under an option granted under the Plan for at least the two years after such purchase, then, upon any subsequent sale of such shares, the employee generally is required to recognize as compensation income the lesser of
(i) the excess of the sales price of the shares over the original Option Price for such shares or (ii) the excess of the fair market value of the shares at the time they were purchased under the Plan over such Option Price. If the sales price is greater than the fair market value of such shares at the time they were purchased, moreover, that difference will be recognized as long-term capital gain. The Corporation and its subsidiaries will not, however, be entitled to any compensation deduction in the event of a sale of such shares more than two years after the employee purchased the shares under the Plan.

     If, on the other hand, the employee sells the Common Shares he or she purchased under an option granted under the Plan within two years after such purchase, then the employee will be required to recognize as compensation income the excess of the fair market value of such shares at the time of their purchase by the employee under the Plan over the original Option Price for such shares. Any additional amount by which the sales price of the shares exceeds their fair market value at the time they were purchased by the employee under the Plan will be recognized by the employee as short-term or long-term capital gain (depending on whether or not the employee sells the shares more than a year after his or her purchase of such shares under the Plan). In this situation, the Corporation or its subsidiaries will be entitled to a compensation deduction equal to the amount recognized as compensation income by the employee.

     The above discussion is a general overview of the federal income tax consequences of the Plan and is not intended to cover all tax aspects of the Plan. It is based on current federal tax laws and regulations and is subject to change if such laws and regulations are amended or modified. Each participant will be advised to consult with his or her tax advisor for more specific, detailed information concerning his or her individual tax situation under federal, state and local tax laws.

REQUIRED VOTE

     Approval of this Plan requires the affirmative vote of the holders of a majority of the Common Shares present in person or represented by proxy and entitled to vote at the meeting. THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE FOR THE ADOPTION OF THIS PROPOSAL.

                              INDEPENDENT AUDITORS

     The board of directors has appointed Arthur Andersen & Co. as independent auditors of the Corporation and its subsidiaries for fiscal year 1994. Arthur Andersen & Co. has served the Corporation in that capacity since 1966.

     While there is no legal requirement that the selection of auditors be submitted to a vote of the shareholders, such procedure has been followed since 1970 because the board of directors of the Corporation believes that the selection of auditors is of sufficient importance to justify shareholder ratification. In the event that the shareholders do not confirm the selection of Arthur Andersen & Co., the board of directors will reconsider its selection. It is anticipated that a representative of Arthur Andersen & Co. will attend the annual meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions that may be asked by shareholders.

     Confirmation of the appointment of Arthur Andersen & Co. will require the affirmative vote of the holders of a majority of the Common Shares present in person or represented by proxy and entitled to vote at the meeting. THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS THAT THE SELECTION OF ARTHUR ANDERSEN & CO. BE CONFIRMED.

                          CALPERS SHAREHOLDER PROPOSAL

     RESOLVED, that the stockholders of United States Shoe Corporation recommend that the board of directors take the necessary steps, in compliance with applicable law, to reorganize itself into one class. The reorganization shall be done in a manner that does not affect the unexpired terms of directors previously elected.

                       SUPPORTING STATEMENT OF PROPONENT

     As a trust fund with nearly 1 million participants, and as the owner of over 680,000 shares of common stock of United States Shoe Corporation (the "Company"), we submit this proposal to reorganize the board. We believe that this reorganization will increase director accountability to shareholders, and will ultimately improve the financial performance of the Company.

     This board of directors is divided into three classes. Each class serves a three-year term and consists of approximately one-third of the total number of directors constituting the entire board. Only one class of directors stands for election each year. Accordingly, shareholders are permitted to vote only one-third of the board of directors in any one year. In our view, this classification of the board is not in the best interests of the Company and its shareholders because it tends to protect the incumbency of the directors and current management. We believe that this, in turn, limits accountability to stockholders.

        We believe that a company's corporate governance procedures and practices, and the level of management accountability they impose, are related to the financial performance of the company. When people feel accountable for their actions, they obviously tend to perform better. We-- as one shareholder
- -- are dissatisfied with this Company's financial performance, and are seeking a way to improve that performance through this structural reorganization of the board. Under our proposal, directors would no longer be divided into classes, and each director would stand for election annually. Shareholders would have the opportunity to register their views annually on the performance of the board collectively, and of each director individually. To guide the Company toward corporate governance practices and procedures that promote greater accountability to shareholders, we urge your support FOR this proposal.

                                * * * * * * *

     THE BOARD OF DIRECTORS OF THE CORPORATION DOES NOT RECOMMEND EITHER A VOTE FOR OR AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

     When classification of the board of directors was proposed at the Corporation's annual meeting in 1983, more than 81% of the votes cast by shareholders favored amending the Corporation's Articles of Incorporation to provide for a classified board of directors. At that time, the Corporation's board of directors, as well as its shareholders, believed that a classified board was in the best interests of the Corporation and its shareholders because classification ensures continuity in the composition of the board and prevents precipitous changes in corporate policies by precluding election of an entirely new group of directors in a single year. In addition, the board believed that classification afforded the Corporation some protection against persons who might have pursued a hostile takeover through the use of a highly leveraged transaction by giving incumbent directors the time and leverage necessary to assess, develop and insist upon consideration of alternative strategies without the threat of imminent removal from office. The board further believed that such alternatives enabled it more effectively to represent the interests of, and to negotiate a result that would be fairer to, all shareholders of the Corporation.

     Some (but not all) of the concerns that prompted the Corporation to adopt its classified board have been ameliorated to some extent over the past ten years as the general business climate has become less conducive to highly leveraged hostile takeovers. As a result, the probability that the Corporation will face a hostile takeover attempt unfavorable to shareholders may have decreased, but has not disappeared. Although the annual election of directors could provide the Corporation's shareholders a more frequent method for registering their opinion of an individual director's performance, the board disagrees with CalPERS' premise that the accountability of directors elected for a three-year term is limited in comparison to the accountability of those elected for a one-year term.

     The board also recognizes that amendment of the Corporation's Articles to provide for the annual election of directors could have other consequences. For example, because Ohio statutory law and the Corporation's Articles currently permit cumulative voting, a disgruntled shareholder with ownership of a small percentage of shares could elect one or more directors to the board without advance notice to the board or to other shareholders. Accordingly, the combination of cumulative voting and the annual election of all directors could result in the election of a director or directors representing the limited interests of a single or small group of shareholders rather than the interests of all shareholders.

     Similarly, although the threat of a hostile takeover has diminished, it has not been eliminated. Indeed, more than half of the companies included in the survey of public companies by Investor Responsibility Research Center Inc. continue to have classified boards. That fact strongly suggests to the board that many U.S. corporations continue to regard board classification as an important feature of corporate governance.

     Given these competing considerations, your board believes the question whether to declassify the board of directors should be addressed by individual shareholders who can independently assess these divergent interests and reach their own conclusions regarding the importance of a classified board of directors. Accordingly, the board has decided not to make a recommendation with respect to the CalPERS proposal. Approval of this proposal requires the affirmative vote of the holders of a majority of the Common Shares of the Corporation present in person or represented by proxy and entitled to vote at the annual meeting. Shares represented by signed but unmarked proxies will be voted for, against or abstaining from the proposal in the same proportion as shares for which the proxy committee receives instructions. Therefore an unmarked proxy will have no
                                       27
impact on the outcome of the shareholder vote on this resolution.
Shareholders wishing to register their approval or disapproval of the CalPERS proposal must affirmatively vote for or against the proposal.

        Adoption of the proposal would not, however, institute the annual election of directors, but would constitute merely a recommendation by the shareholders that the board of directors consider enacting such a change. If the CalPERS proposal is adopted, the board of directors will reconsider the entire process of voting and election of directors. Should the Board agree with the recommendation, it would be necessary for the holders of at least two-thirds of the shares entitled to vote to approve an amendment to the Corporation's Amended Articles of Incorporation at a later meeting in order to declassify the board. Thus, while the favorable vote of the holders of only a majority of the Common Shares of the Corporation represented and entitled to vote at this meeting is sufficient to approve the CalPERS proposal, such approval does not necessarily mean that the annual election of all directors will in fact be implemented.

     THE BOARD OF DIRECTORS OF THE CORPORATION DOES NOT RECOMMEND EITHER A VOTE FOR OR AGAINST ADOPTION OF THIS PROPOSAL.

                          MARKIM SHAREHOLDER PROPOSAL

     RESOLVED, that the shareholders, believing that the values of The United States Shoe Corporation's optical retailing, footwear and women's apparel businesses can best be maximized by the separation of such businesses, which will allow more efficient access to capital markets and better management focus, do hereby request and recommend that (i) the Board of Directors form two subsidiaries consisting in the first case of the footwear business and in the second case of the women's apparel business, and (ii) all of the common stock of those two subsidiaries be spun-off in a tax-free transaction as a dividend to the shareholders of U.S. Shoe, thereby creating three separate publicly traded corporations to be known as LensCrafters, U.S. Shoe and Casual Corner.

                       SUPPORTING STATEMENT OF PROPONENTS

     Greenway Partners, L.P., beneficial owner of approximately 2,000,000 shares of U.S. Shoe, joins with the proponents, beneficial owners of 2,000 shares, in supporting the proposal. We share the belief that the spin-offs described above will result in significant gains to all shareholders and improved efficiencies in operating the Company's three distinct businesses. It is widely recognized that the separation of unrelated businesses can create value for all shareholders. Indeed, recent spin-offs by such companies as Adolph Coors, Control Data, Humana, Penn Central, Sears Roebuck and Union Carbide have resulted in significant returns for shareholders.

     Given the disparate nature of eyeglasses, shoes and women's apparel, we see no significant synergy from keeping those businesses together in a single company. By contrast, upon separation, the managements of LensCrafters, U.S. Shoe and Casual Corner should be more focused upon and more accountable for their respective businesses, and can be more incentivized through options on the stock of the separate companies they manage. Investors, potential capital sources and analysts will be able to price more efficiently each of the separate businesses by taking into account their independent prospects and strategic direction. Investors interested in owning only one of U.S. Shoe's businesses, but not the present mix of unrelated businesses, may do so after the spin-offs.

     While the market averages have almost doubled since the beginning of 1988, the price of U.S. Shoe stock has slipped considerably from its highs reached in 1988, 1989 and 1990 of 29, 26 3/8 and 26, respectively. Something must be done. Consistent with Ohio state law and the proxy rules, the spin-off proposal is couched as a recommendation to the Board of U.S. Shoe and its passage cannot compel action. However, a substantial shareholder vote in favor of the spin-off proposal should, in our opinion, be regarded as a mandate to the Board to develop a specific spin-off program. Consequently, we urge our fellow shareholders to join with Greenway Partners, L.P. and the proponents in voting FOR the spin-off proposal. The Board of Directors has indicated that if a proxy card is returned without any voting instructions or marked "abstain," it will be counted against the spin-off proposal. Do not let that happen. PLEASE TAKE THE TIME TO MARK THE BOX "FOR" THE SPIN-OFF PROPOSAL.

 THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE AGAINST ADOPTION OF THIS PROPOSAL.

     The purpose of the Markim Proposal is to request that the board of directors spin off the Corporation's businesses into three separate publicly-held companies. The proposal asserts that the break-up of the Corporation would allow more efficient access to the capital markets and better management focus.

     The board is always open to suggestions that would benefit the Corporation and enhance value for its shareholders. In both 1988 and 1989, the board considered but rejected proposals similar to the Markim Proposal as a means to potentially improve the Corporation's overall performance.

     In response to the Markim Proposal, members of the board and their advisors met several times with representatives of Greenway Partners L.P., supporters of the Markim Proposal, in order to fully understand its objectives. Based upon these discussions and a thorough review and evaluation of the Markim Proposal, the board concluded that at this time the potential financial rewards do not justify the significant risks associated with its implementation.

     The footwear and apparel businesses, after several years of disappointing results, are being led through a turnaround by new management teams. To spin off these weak businesses just as they are beginning to show signs of improvement would distract management and negatively impact operations. The board believes that shareholder value can be best maximized by completing the turnaround and realizing the full potential of these businesses. Accordingly, the board believes it would be inadvisable to spin off the businesses at this time.

     While the proponents cite examples of spin-offs which may have resulted in significant gains to shareholders, they do not cite examples where spin-offs may have failed to create significant gains or have resulted in losses to shareholders. Neither do they analyze the factors that contributed to shareholder gains in such spin-offs or discuss their relevance to the Corporation or its businesses.

     Since the businesses of the Corporation all operate in the specialty retailing and related sectors, and disclosure of information concerning these businesses has been sufficient to enable the capital markets to properly highlight their respective values, the aggregate trading value of the stock of each of the three businesses would most likely not be significantly different than the trading value of the Corporation's stock as a consolidated entity. Therefore, the board does not believe that the Markim Proposal would result in significant gains to the shareholders.

     The Markim Proposal would not better focus management's efforts on improving operating results as indicated in their proposal. At this time, management is concentrating on the Corporation's turnaround effort and is being held accountable by the board for improved performance. The Markim Proposal would have the opposite effect and distract management from this effort. Additionally, the Corporation's incentive compensation plans have been tied directly to the financial performance of each business.

     The board believes there are a number of other issues that would result in significant risks and additional costs if the spin-off of the Corporation's businesses were to occur at this time:

     - U.S. Shoe is not a typical spin-off candidate since most of its operations center on enclosed mall specialty retailing. This gives the Corporation the ability to lease real estate advantageously and the potential to market the Corporation's retail brands to a similar customer base across all three of its businesses. A break-up of U.S. Shoe would result in the loss of these advantages.

     - While most of the Corporation's leases would be assignable to the separate companies, it is unlikely that landlords would release the Corporation from continuing liability under its leases. As such, the Corporation would remain liable for lease liabilities of approximately $500 million of its spun-off footwear and apparel businesses, posing a major risk should one of the new companies fail to perform.

     - The Corporation's existing debt could not be assumed by the three separate businesses and would have to be replaced at considerable cost and upon less advantageous terms. Since many apparel suppliers factor their accounts receivable and the terms available reflect the financial strength of their customers, a spin-off could also result in less advantageous terms from suppliers, increasing cash needs of the apparel business and significantly increasing its risk of insolvency.

     - Creating three separate publicly-traded companies would reverse some of U.S. Shoe's progress in reducing corporate expense by requiring costly duplication in certain functions, such as legal, taxes, public financial reporting, auditing, human resources and financing.

     In 1990, the board recognized the need to improve the Corporation's performance and has been pursuing an aggressive strategy since then to revitalize the Corporation's businesses. Accordingly, during the past three fiscal years, the Corporation has taken the following steps among others to restructure and enhance its competitiveness:

     - Elected six new directors out of the current total of eleven. In 1993, the board elected a new, outside chairman.

     - Reorganized the management teams of the Corporation, including its Footwear and Women's Apparel segments, replacing the group president of each and other senior management positions.

     - Closed or sold 949 retail locations, including unprofitable or marginally profitable retail concepts such as Ups 'N Downs, Caren Charles, T.H. Mandy, Cabaret, Cobbie Shops, Hahn Shoes, Joyce-Selby Stores, and LensCrafters U.K.

     - Realigned the Footwear wholesale/manufacturing operations with a net reduction of two production facilities and one distribution facility.

     - Discontinued or sold poorly performing Footwear wholesale brands such as Abstrax, Adrienne Vittadini, David Evins, Garolini, and Leslie Fay.

     - Initiated significant programs to improve profitability through the reduction of expenses, both at the corporate level and in the operating groups. These included restructuring field operations and the combining and downsizing of certain support functions.

     The result of these restructuring activities is that each of the operating groups is now more efficient than before, with an experienced management team focused on improving profitability.

     The Markim Proposal presents serious financial and business risks for the Corporation and risk of loss to its shareholders that outweigh the potential for financial reward from its implementation. It comes at a time when recent initiatives intended to turn around the footwear and apparel businesses are still in the process of being implemented by a new management team. The board does not believe that it is prudent to create a major distraction by spinning off the businesses in the midst of these efforts. At this time, the board continues to believe that the best strategy for the Corporation is to improve fundamental performance and continue to build dominant brands across a well-defined and strategic range of retailing sectors.

     Adoption of the proposal would not, however, require the board of directors to implement the proposed spin-off transaction, but would constitute merely a recommendation by the shareholders that the board of directors take the steps necessary to pursue such a transaction. Accordingly, if the shareholders of the Corporation approve the proposal, the board of directors will continue to investigate the possibility of a spin-off of its businesses to determine whether such a transaction or an alternative transaction would be in the best interests of the Corporation, in accordance with the duties of directors under Ohio law. In addition, if the board would ultimately decide to approve the proposed spin-off, such transaction would likely be subject to several conditions, including the receipt of a favorable ruling from the Internal Revenue Service and, because such spin-off might be considered to be a distribution of all or substantially all of the Corporation's assets, it would require approval by the affirmative vote of holders of at least two-thirds of the Common Shares of the Corporation entitled to vote.

     Approval of this proposal requires the affirmative vote of the holders of a majority of the Common Shares present in person or represented by proxy and entitled to vote at the meeting.

     THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE AGAINST ADOPTION OF THIS PROPOSAL.
                            ------------------------

     Proposals of security holders which are intended by such holders to be presented at the next annual meeting of shareholders of the Corporation must be received by the Corporation not later than December 22, 1994 for inclusion in the Corporation's proxy statement and proxy relating to that meeting. Proposals should be sent to James J. Crowe, Vice President, Secretary and General Counsel, The United States Shoe Corporation, One Eastwood Drive, Cincinnati, Ohio 45227.

                            FORM 10-K ANNUAL REPORT

     A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED JANUARY 29, 1994 WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS UPON WRITTEN REQUEST DIRECTED TO JAMES J. CROWE, VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL, THE UNITED STATES SHOE CORPORATION, ONE EASTWOOD DRIVE, CINCINNATI, OHIO 45227.

                                 OTHER BUSINESS

     The board of directors of the Corporation knows of no other matter to be presented, or to be acted upon, at the meeting. If any other matter comes before the meeting or any adjournment thereof, the members of the proxy committee named in the enclosed proxy will vote upon such matter in accordance with their best judgment.

     This Proxy Statement and the above Notice are sent by order of the board of directors.

                                            James J. Crowe,
                                            Secretary

April 22, 1994

                                   APPENDIX A

                                  AMENDMENT TO
                       THE UNITED STATES SHOE CORPORATION
                          1988 EMPLOYEE INCENTIVE PLAN

     The first sentence of paragraph 3 of The United States Shoe Corporation 1988 Employee Incentive Plan (the "Plan") is hereby amended to read as follows:

          The aggregate number of shares of the Corporation which may be issued or transferred pursuant to awards granted under the Plan shall not exceed 4,450,000 common shares without par value (the "shares"), subject to any adjustments under paragraph 13.

                       THE UNITED STATES SHOE CORPORATION
                          1988 EMPLOYEE INCENTIVE PLAN

1. PURPOSES

     The purposes of The United States Shoe Corporation 1988 Employee Incentive Plan (the "Plan") are to enable selected key employees of The United States Shoe Corporation and its subsidiaries (the "Corporation") to acquire a proprietary interest in the growth and performance of the Corporation, to generate an increased incentive to the future success of the Corporation and to enhance the Corporation's ability to attract and retain, as employees, individuals of exceptional ability and promise. The Plan also is intended to amend, restate and supersede The United States Shoe Corporation 1987 Key Personnel Stock Option Plan.

2. ADMINISTRATION

     The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of the Corporation. No member of the Committee shall be eligible to participate in the Plan so long as he serves on the Committee. Subject to the provisions of the Plan, the Committee is authorized to interpret the Plan, to determine the types of awards and the number of common shares covered, to set the terms and conditions of awards and to cancel or suspend awards, and to make all other determinations necessary or advisable for the administration of the Plan. All actions of the Committee must be approved by the Board. No director may vote or otherwise participate in the Board's consideration of an award that is to be granted to him, except for the purpose of being counted in determining the presence of a quorum as may be permitted by law or the Articles of Incorporation or the Regulations of the Corporation.

3. SHARES SUBJECT TO THE PLAN

     The aggregate number of shares of the Corporation which may be issued or transferred pursuant to awards granted under the Plan shall not exceed 2,450,000 common shares without par value (the "shares"), subject to any adjustments under paragraph 13. Shares issued or transferred under the Plan shall be made available at the discretion of the Committee from either authorized or unissued shares or treasury shares. If any shares subject to any award are forfeited, or the award is terminated without issuance of shares or other consideration, the shares subject to such awards shall again be available for grant under the Plan.

4. PARTICIPANTS

     Awards may be granted only to key employees of the Corporation. The Committee shall select those key employees to whom awards are to be granted. Awards may be granted on more than one occasion to the same person. A Director who is not an employee of the Corporation shall not be eligible to receive an award under the Plan.

5. TYPES OF AWARDS

     Awards under the Plan may be in the form of any one of more of the following: (i) incentive stock options (as defined in Section 422A of the Internal Revenue Code of 1986, as amended), (ii) non-statutory stock options and
(iii) restricted shares.

6. STOCK OPTIONS

     (A) AWARD OF OPTIONS. Each employee selected to receive an option under the Plan may be granted an incentive stock option or a non-statutory stock option or both. There shall be no term or condition under either type of option to the effect that the exercise of one type of option reduces the number of shares for which the other type of option may be exercised.

     (B) OPTION AGREEMENT. Each option shall be evidenced by a stock option agreement in such form, not inconsistent with the Plan, as the Committee may from time to time determine.

     (C) OPTION PRICE. The purchase price per share under each option shall be determined by the Committee but shall not be less than 100 per cent of the fair market value of the shares on the date the option is granted. The date an option is granted shall be the date on which the Board approves the grant of such option.

     (D) PERIOD OF OPTION. Each option shall be exercisable during such period ending not later than ten years in the case of an incentive stock option or ten years and six months in the case of non-statutory stock option from the date it is granted as the Committee may determine or as otherwise permitted by paragraph 6.

     (E) NON-ASSIGNABILITY. Options granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and during an optionee's lifetime any such option shall be exercisable only by him.

     (F) MAXIMUM VALUE OF SHARES WHICH MAY BE SUBJECT TO AN OPTION. No incentive stock option shall be granted to an optionee such that the aggregate fair market value (determined at the time the option is granted) of the shares with respect to which incentive stock options are exercisable for the first time by such optionee during any calendar year under this or any other stock option plan of the Corporation (and its parent and subsidiary corporations) exceeds $100,000.

     (G) EXERCISE OF OPTIONS.

          (I) METHODS OF EXERCISE. Each option may be exercised only by (A) written notice of intent to exercise the option with respect to a specified number of shares, and (B) payment to the Corporation, in cash and/or common shares of the Corporation, of the option price of the shares thus purchased. Each such notice and payment shall be delivered to the Treasurer of the Corporation at the Corporation's executive offices. If payment is made by surrender of common shares of the Corporation, such shares will be valued at the closing price on the New York Stock Exchange on the trading day immediately preceding the date of exercise of the option. Upon receipt of such notice and payment, and after all legal requirements necessary to issue and deliver such shares have been fulfilled, a certificate or certificates for the specified number of shares shall be delivered to the person exercising the option.

          (II) TERMINATION OF EMPLOYMENT. If an optionee's employment terminates, any unexercised or partially exercised options held by such optionee shall be exercisable in accordance with the following provisions:

             (A) If an optionee's employment terminates (other than by reason of disability within the meaning of subparagraph 6(g)(ii)(B), or death), the optionee shall be entitled to exercise all remaining vested, unexpired options held by the optionee on the date of such termination (subject, however, to any limitation imposed by the Committee at the time the option is granted which permits all or any part of the option to be exercised only after the lapse of time), at any time prior to the expiration date of the option or within three months of such termination, whichever is earlier.

             (B) If an optionee's employment terminates by reason of disability, the optionee shall be entitled to exercise in full (without regard to any limitation imposed by the Committee at the time the option is granted which permits all or any part of the option to be exercised only after the lapse of time) all remaining unexpired options held by the optionee on the date of such termination, at any time prior to the expiration date of the option or within one year (or such shorter period as the Committee may determine at the time the option is granted) of such termination, whichever is earlier. For purposes of this subparagraph 6(g)(ii)(B) an optionee is disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months.

             (C) If an optionee dies within the period during which he is entitled to exercise any remaining unexpired options under subparagraph 6(g)(ii)(A) or 6(g)(ii)(B), the optionee's personal representative, heirs or legatees shall be entitled to exercise all remaining unexpired options held by the optionee on the date of his death (but only to the extent that the optionee was entitled to exercise the options on such date), at any time prior to the expiration date of the option or within one year (or such shorter period as the Committee may determine at the time the option is granted) of the date of termination of the optionee's employment, whichever is earlier.

             (D) If an optionee's employment terminates by reason of death, the optionee's personal representative, heirs and legatees shall be entitled to exercise in full (without regard to any limitation imposed by the Committee at the time the option is granted which permits all or any part of the option to be exercised only after the lapse of time) all remaining unexpired options held by the optionee on the date of his death, at any time prior to the expiration date of the option or within one year (or such shorter period as the Committee may determine at the time the option is granted) of the date of the termination of the optionee's employment, whichever is earlier.

             (E) A leave of absence authorized by the Corporation shall not be deemed a termination of employment; however, no options may be exercised by an optionee during such leave of absence.

7. RESTRICTED SHARES

     (A) AWARD OF RESTRICTED SHARES. The Committee may award shares which are subject to the terms of this paragraph 7 and to such other terms and conditions as the Committee may prescribe ("Restricted Shares"). Each certificate for Restricted Shares shall be registered in the name of the employee to whom such award is made and shall be deposited by the employee, together with a stock power endorsed in blank, with the Corporation.

     (B) RESTRICTED SHARE AGREEMENT. Restricted Shares awarded under the Plan shall be evidenced by a restricted share agreement in such form, not inconsistent with the purposes and other provisions of this Plan, as the Committee may from time to time determine.

     (C) RESTRICTION PERIOD. At the time of each such award there shall be established for that award a "Restriction Period" of such length as shall be determined by the Committee. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, during the Restriction Period. Except for such restrictions on transfer, the employee shall have, with respect to the Restricted Shares, all of the rights of a shareholder of the Corporation, including the right to vote the Restricted Shares, and the right to receive any cash dividends, unless the Committee shall otherwise determine. Any shares issued with respect to Restricted Shares as a result of a stock split, stock dividend or similar transaction shall be restricted to the same extent as such Restricted Shares, unless otherwise determined by the Committee. At the expiration of any Restriction Period, the Corporation shall redeliver to the employee (or the employee's legal representative or designated beneficiary) the certificate deposited pursuant to paragraph 7(a) representing the corresponding Restricted Shares.

     (D) TERMINATION OF EMPLOYMENT. In the event an employee to whom an award of Restricted Shares has been made ceases with the consent of the Committee to be an employee, or upon such employee's death, retirement or disability, the restrictions imposed under this paragraph 7 shall lapse with respect to such number of shares theretofore awarded to the employee as shall be determined by the Committee, but, in no event less than a number equal to the product of (i) a fraction the numerator of which is the number of full months elapsed after the date of such award to the date of such termination and the denominator of which is the total number of months in the Restriction Period and (ii) the number of Restricted Shares. In the event an employee ceases to be an employee for any other reason, all Restricted Shares theretofore awarded to such employee that are still subject to restrictions pursuant to the terms of this paragraph 7 shall be forfeited and the Corporation shall have the right to complete the blank stock power and transfer ownership of such shares to itself.

8. TAXES

     It shall be a condition to the performance of the Corporation's obligation to issue, transfer or deliver shares upon the exercise of options or the lapse of restrictions that the recipient either pay any taxes (other than stock issue or transfer taxes) which the Corporation is obligated to collect with respect to the issue, transfer or delivery of such shares or make provision satisfactory to the Corporation for payment of such taxes.

9. LISTING AND REGISTRATION OF SHARES

     Each option and grant of Restricted Shares shall be subject to the requirement that if at any time the Committee shall determine, in its reasonable judgment, that the listing of the shares covered thereby on any securities exchange or the registration or qualification of such shares under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or such Restricted Shares or the issue, transfer or delivery of shares thereunder, such shares shall not be issued, transferred or delivered unless and until one of the following conditions is satisfied: (i) such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee, or (ii) the employee shall have agreed that the shares may be issued, transferred or delivered to him subject to any restrictions that will make it unnecessary to effect or obtain such listing, registration, qualification, consent or approval.

10. USE OF PROCEEDS

     The proceeds received by the Corporation from the sale of shares under the Plan shall be used for its general corporate purposes.

11. ACCELERATION

     Upon the occurrence of an Event of Acceleration as defined in paragraph 12:
(a) any options then outstanding held by an optionee shall be immediately exercisable (without regard to any limitation imposed by the Committee at the time the option is granted which permits all or any part of the option to be exercised only after the lapse of time), and will remain exercisable until the end of the period specified in paragraph 6(d) as determined by the Committee on the date of grant, or such earlier date as specified in paragraph 6; and (b) the restrictions otherwise applicable to any Restricted Shares shall thereupon lapse.

12. EVENT OF ACCELERATION

     (A) An "Event of Acceleration" shall be deemed to have occurred if:

          (i) without prior approval of the Board, any "person" becomes a beneficial owner, directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities; or

          (ii) without prior approval of the Board, as a result of, or in connection with, or within two years following, a tender or exchange offer for the voting stock of the Corporation, a merger or other business combination to which the Corporation is a party, the sale or other disposition of all or substantially all of the assets of the Corporation, a reorganization of the Corporation, or a proxy contest in connection with the election of members of the Board, the persons who were directors of the Corporation immediately prior to any of such transactions cease to constitute a majority of the Board or of the Board of Directors of any successor to the Corporation (except for the resignations due to death, disability or normal retirement).

     (B) A person shall be deemed the "beneficial owner" of any securities:

          (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

          (ii) which such person or any of its Affiliates or Associates has, directly or indirectly, (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (2) the right to vote pursuant to any agreement, arrangement or understanding; or

          (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any securities.

     (C) A "person" shall mean any individual, firm, corporation, partnership, other entity or group.

     (D) The terms "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as in effect on the date the Plan is approved by the shareholders of the Corporation and becomes effective.

13. ADJUSTMENTS

     The Committee shall make an appropriate adjustment in the total number of shares which can be issued or transferred under the Plan and in the numbers and prices of shares covered by outstanding options granted under the Plan to give effect to any stock split, stock dividend, recapitalization, merger, consolidation, combination, exchange of shares or other change in the shares of the Corporation occurring on or after the effective date of the Plan. The adjustments shall be determined by the Committee, and its determination in such respect shall be binding on all optionees and any other persons affected thereby.

14. AMENDMENTS

     The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of any person under any outstanding stock option agreement or restricted share agreement, without his or her consent, or which, without the approval of the shareholders of the Corporation, would:

          (A) Increase the maximum number of shares reserved for the purposes of the Plan or reduce the minimum option price to less than 100 per cent of the fair market value of the shares on the date the option is granted, except as is provided in paragraph 13;

          (B) Change the class of employees eligible to receive options under the Plan;

          (C) Extend the duration of the Plan; or

          (D) Extend the periods during which options may be exercised under the Plan.

Notwithstanding any other provision herein to the contrary, any and all terms of an option granted under the Plan as to the term or duration of the option, conditions and manner of exercise of the option and option price shall be subject to the terms of the Plan as it exists at the time of the grant of the option, unless an agreement is entered into with the optionee amending any such terms of the option.

15. ADOPTION OF PLAN AND APPROVAL BY SHAREHOLDERS

     The Plan shall be subject to approval by the holders of a majority of the outstanding shares of the Corporation at the annual meeting of shareholders of the Corporation to be held on May 26, 1988 and shall become effective at the time of such approval.

16. TERMINATION DATE

     The Plan shall terminate on May 20, 1997.

                                   APPENDIX B

                       THE UNITED STATES SHOE CORPORATION
                   ASSOCIATES' DISCOUNTED STOCK PURCHASE PLAN

1. NAME AND PURPOSE OF PLAN

     (A) The plan set forth herein shall be known as The United States Shoe Corporation Associates' Discounted Stock Purchase Plan (the "Plan").

     (B) The purpose of the Plan is to enable employees of The United States Shoe Corporation (such corporation being herein called the "Corporation"), and any corporation of which at least 80% of the total combined voting power of all classes of its stock is owned by the Corporation (any such corporation being herein called a "Subsidiary", and the Corporation and all such Subsidiaries being herein collectively called the "Employer"), to acquire a proprietary interest in the growth and performance of the Corporation and thereby an increased incentive to work for the future success of the Employer, by offering employees the opportunity to acquire common shares (without par value) of the Corporation (such shares being herein called "Common Shares") through written offers of the Corporation to sell such common shares (such written offers being herein called "Options").

     (C) The Plan is intended to qualify as an "employee stock purchase plan" under section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the provisions of the Plan shall be construed in a manner consistent with the requirements of that Code section.

2. ADMINISTRATION

     (A) The Plan shall be administered by a committee of at least three directors and/or employees of the Employer who shall be appointed from time to time by and serve at the pleasure of the Board of Directors of the Corporation (such committee being herein called the "Committee").

     (B) The Committee shall, subject to the applicable provisions of the Plan, have full authority and discretion to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to prepare forms to use with respect to the Plan, to prepare material explaining the Plan to employees, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determination as to any matter relating to the interpretation of the Plan shall be conclusive on all persons. No additional compensation shall be payable to the members of the Committee for serving in such capacity.

     (C) The Committee may delegate to any other persons the ability to act on behalf of the Committee with respect to any of the duties assigned to the Committee under the Plan. Any action of such persons, when within the scope of their authority as assigned by the Committee, shall be treated the same as if it had been performed by the Committee. The Committee shall, if it delegates any of its duties to other persons, oversee the activity of such persons to ensure that the duties delegated to such persons are being performed competently.

     (D) Further, the Committee shall appoint a bank, a brokerage house, or any other entity, which is not part of the controlled group of corporations (within the meaning of section 1563 of the Code) that includes the Corporation, to act as custodian for certain stock accounts required under the subsequent provisions of the Plan, to issue statements to employees concerning their stock accounts, and to do any other duties assigned to the custodian by the terms of the Plan or by the Committee (such bank or other entity being herein called the "Custodian").

     (E) The compensation of the Custodian for providing services for the Plan shall be determined by agreement of the Committee and the Custodian.

     (F) The Custodian shall serve at the pleasure of the Committee and may be terminated at any time by the Committee upon at least 60 days prior written notice to the Custodian (or upon such lesser notice as is agreed to by the Committee and the Custodian). Similarly, the Custodian may resign its position as Custodian at any time upon at least 60 days prior written notice to the Committee (or upon such lesser notice as is agreed to by the Committee and the Custodian). If any Custodian is terminated or resigns, the Committee shall appoint another bank, brokerage house, or other entity, which is not part of the controlled group of corporations that includes the Corporation, to serve as Custodian under the Plan as of the effective date of the prior Custodian's termination or resignation.

     (G) Except as otherwise may be expressly provided in the Plan, all expenses of administering the Plan, including the compensation of the Custodian, shall be paid by the Employer.

3. AGGREGATE NUMBER OF SHARES AVAILABLE FOR OPTIONS

     The aggregate number of Common Shares that may be purchased under Options granted pursuant to the Plan shall be 500,000 Common Shares. Upon the expiration or termination of any Option that has not been exercised, the unpurchased Common Shares covered by such Option may be made available for other Options to be granted under the Plan. The Common Shares that may be purchased under Options granted pursuant to the Plan shall be authorized and unissued shares.

4. OPTION TERMS AND CONDITIONS

     (A) MONTHLY AWARDS OF OPTIONS. Subject to the provisions of paragraph (g) of this Section 4, a separate Option shall be granted on the last business day of each calendar month which begins while the Plan is in effect (such day being herein called such Option's "Option Date") to each person who is an eligible employee (under paragraph (b) of this Section 4) on such Option Date. Such Option shall be exercisable on (and only on) the Option's Option Date under the provisions of paragraph (g) of this Section 4. The other terms of such Option shall also be determined under the following provisions of this Section 4. No Options other than Options required under this paragraph (a) shall be granted under the Plan.

     (B) ELIGIBLE EMPLOYEES.

          (i) For all purposes of the Plan, a person shall be deemed to be an "eligible employee" on any Option's Option Date if he is, on such date, an employee of the Corporation or any Subsidiary; except that, notwithstanding the foregoing, he shall not be considered an eligible employee on such Option Date (1) if he is on such date a seasonal employee, (2) if he has not completed by such date at least four months of service with the Employer, or (3) if he would, immediately after the grant of the Option that would otherwise be granted to him under the Plan on such Option Date, own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Corporation (or of any parent corporation or subsidiary corporation, as such terms are defined in section 424(e) and (f) of the Code, of the Corporation).

          (ii) For purposes of the Plan, a "seasonal employee" means any employee who is customarily employed by the Employer for five months or less in any calendar year.

          (iii) In addition, for all purposes of the Plan, an employee shall be deemed to have completed four months of service with the Employer on the fourth monthly anniversary of his first day of service as an employee of the Employer.

          (iv) Also for all purposes of the Plan, the rules of section 424(d) of the Code shall apply when determining an employee's ownership of the total combined voting power or value of all classes of stock of the Corporation (or any parent corporation or subsidiary corporation of the Corporation).

     (C) MAXIMUM NUMBER OF SHARES SUBJECT TO ANY OPTION.

          (i) Except to the extent provided in subparagraph (iv) of this paragraph (c) and subject to the other provisions of the Plan concerning the exercise of an Option, any Option granted under the Plan will offer to the eligible employee to whom the Option is granted the right to purchase any number of Common Shares up to the number produced by dividing (1) 10% of his compensation for all pay days which fall during the period beginning on the first day of the calendar month in which occurs the Option's Option Date and ending on such Option Date by (2) 85% of the fair market value of a Common Share on such Option Date.


          (ii) For all purposes of the Plan, an employee's "compensation" for any pay day means (1) all compensation payable in cash (or by check or payroll deposit) by the Employer to the employee on such day and reportable on a Form W-2 plus (2) any elective contributions that are made by the Employer on behalf of the employee to a profit sharing plan or a cafeteria plan, that would otherwise be paid to the employee in cash (or by check or payroll deposit) by the Employer on such pay day, and that are not includible in the employee's income for federal income tax purposes by reason of section 402(e)(3) or 125 of the Code. Notwithstanding any other provision of the Plan which may be read to the contrary, an employee's "compensation" for purposes of the Plan shall not in any event, even if includible in income for federal income tax purposes, include reimbursements or other expense allowances, fringe benefits (such as use of an employer automobile), or welfare benefits (such as premiums for group-term life insurance).

          (iii) Notwithstanding any other provision of the Plan to the contrary, the aggregate fair market value of Common Shares with respect to which Options are exercisable by any employee during any calendar year under the Plan, plus the aggregate fair market value of any shares of the Corporation (or any parent corporation or subsidiary corporation, as such terms are defined in section 424(e) and (f) of the Code, of the Corporation) with respect to which options are exercisable by such employee during such calendar year under all other employee stock purchase plans (within the meaning of section 423 of the Code) of the Corporation (or any parent corporation or subsidiary corporation, as such terms are defined in section 424(e) and (f) of the Code, of the Corporation), shall not exceed $25,000.

          (iv) To the extent the fair market value of the maximum number of Common Shares that would otherwise be purchasable under any specific Option granted to an eligible employee under the Plan in the absence of this subparagraph (iv) would, when combined with the aggregate fair market value of those shares with respect to which options were granted under the Plan and all other employee stock purchase plans (within the meaning of section 423 of the Code) of the Corporation (and any parent corporation or subsidiary corporation, as such terms are defined in section 424(e) and (f) of the Code, of the Corporation) on or prior to the subject Option's Option Date to the employee and which are exercisable by the employee during the calendar year in which the subject Option's Option Date occurs, exceeds $25,000, then the maximum number of Common Shares which would otherwise be purchasable under the subject Option shall be reduced to the extent necessary (including to zero Common Shares if necessary) so that such $25,000 limit is not exceeded.

          (v) For purposes of subparagraphs (iii) and (iv) of this paragraph
     (c), the fair market value of any Common Shares which are subject to an Option granted under the Plan, or any shares which are subject to an option granted under any other employee stock purchase plan of the Corporation (or of any parent corporation or subsidiary corporation, as such terms are defined in section 424(e) and (f) of the Code, of the Corporation), shall be determined as of the date such option is granted.

     (D) OPTION PRICE. The price at which the Common Shares subject to any Option granted under the Plan to an eligible employee may be purchased by such employee (such price being herein called that Option's "Option Price") shall be equal to 85% of the fair market value of such Common Shares on such Option's Option Date.

     (E) OTHER OPTION REQUIREMENTS. Any Option granted under the Plan to an eligible employee (1) shall be granted only with respect to Common Shares and only to the extent required by the other provisions of this Section 4; (2) shall be exercised only to the extent required and in the manner provided by the other provisions of this Section 4; (3) shall not be transferable by the employee except by will or the laws of descent and distribution, and during the employee's lifetime shall be exercisable only by him; and (4) shall be subject to all other provisions of the Plan.

     (F) PAYROLL DEDUCTIONS.

          (i) Any employee of the Employer who will have completed at least four months of service with the Employer, and will not be considered a seasonal employee, by the last business day of any calendar month (assuming his employment with the Employer will not terminate prior to such last business day) may elect, by filing an appropriate written notice with the Committee at least seven days prior to his first pay day which occurs in such calendar month, to have any dollar amount deducted (on an after-tax basis) from the portion of his compensation which is otherwise payable to him on such pay day (and, until such election is changed or terminated under the following provisions of this paragraph
      (f), for each subsequent pay day); except that the amount to be deducted for any pay day may not be less than $10 or exceed 10% of his compensation for such pay day.

          (ii) In addition, such employee may also elect, by filing an appropriate written notice with the Committee at least seven days prior to his first pay day which occurs in any subsequent calendar month, to change the amount of his compensation being deducted for such pay day or any later pay day to a different dollar amount, provided the new amount is not less than $10 or more than 10% of his compensation for such pay day.

          (iii) Further, such employee may also elect, by filing an appropriate written notice with the Committee at least seven days prior to any subsequent pay day, to terminate the deduction of any amount of his compensation for such pay day (and, until a new deduction election is made under subparagraph (i) of this paragraph (f), for each subsequent pay day) under the Plan.

          (iv) The ability of an employee to have payroll deductions taken pursuant to the Plan is also subject to the provisions of paragraph (g) of this Section 4.

          (v) Any amounts deducted from an employee's compensation for all pay days that occur during a calendar month will be allocated to a bookkeeping account maintained by the Committee in the name of the employee (such account being herein called the employee's "payroll deduction account"). The amounts allocated to the employee's payroll deduction account shall not, however, be contributed to a trust or otherwise funded. Further, no interest or other amount shall be paid or allocated on any payroll deductions allocated to the employee's payroll deduction account.

          (vi) All amounts allocated to an employee's payroll deduction account as of the last business day of any calendar month shall be used either to purchase Common Shares which are covered by any Option that is exercised by such employee on such date or paid to the employee (or, in the event of his death, to his estate), as is provided in paragraph (g) of this Section 4.

     (G) EXERCISE OF OPTION.

          (i) Except to the extent provided in subparagraph (ii) or (iii) of this paragraph (g), any specific Option granted to an eligible employee under the Plan shall be deemed to have been exercised automatically by the employee on the Option's Option Date for the number of Common Shares (including any fractional share) which the accumulated payroll deductions then allocated to his payroll deduction account will purchase at the applicable Option Price of such Option, provided that the number of Common Shares that may be purchased may not exceed the maximum number of Common Shares available for purchase under the Option pursuant to paragraph (c) of this Section 4. The amounts then allocated to the eligible employee's payroll deduction account shall be used to purchase from the Corporation (at the applicable Option Price of such Option) the number of the Common Shares to be purchased under the immediately preceding sentence. No amounts other than payroll deductions allocated to the employee's payroll deduction account as of the subject Option's Option Date may be used to purchase Common Shares covered under such Option.

          (ii) Notwithstanding the foregoing, any specific Option granted to an eligible employee under the Plan shall not be exercisable if the employee files a written notice with the Committee on or prior to the Option's Option Date stating that he does not want to exercise any Option granted to him on such Option Date. While the employee may elect that he does not want to exercise the Option in its entirety, he may not elect to exercise only a part of such Option.

          (iii) Also notwithstanding the foregoing, if the number of Common Shares that would be purchased in the aggregate by all eligible employees on any specific Option Date under the other provisions of the Plan (in the absence of this subparagraph (iii)) would cause the limitation on the aggregate number of Common Shares which can be purchased under the Plan set forth in Section 3 of this Plan to be violated, then the number of Common Shares that may be purchased by any one eligible employee on such Option Date shall be limited to the product produced by multiplying the number of Common Shares that would be purchased by such eligible employee on such Option Date under the other provisions of the Plan (in the absence of this subparagraph (iii)) by a fraction. Such fraction (1) shall have a numerator equal to the maximum number of Common Shares which could be purchased under the Plan on such Option Date by all employees without violating the limitation set forth in Section 3 of this Plan and (2) shall have a denominator equal to the number of Common Shares that would be purchased in the aggregate by all eligible employees on such Option Date under the other provisions of the Plan (in the absence of this subparagraph (iii)).

          (iv) Any amounts allocated to an employee's payroll deduction account as of the last business day of any calendar month which are not used to purchase Common Shares under the foregoing provisions of this paragraph (g) for any reason (E.G., because the employee turns out not to be an eligible employee on such day and hence does not have an Option granted to him on such day or because an Option granted to him on such day is not exercisable in full by reason of subparagraph (ii) or (iii) of this paragraph (g)), shall be paid by the Employer to the employee as soon as administratively practical following such day. Such amounts may not be carried over to following months and used to purchase Common Shares covered by any subsequently granted Option.

     (H) ESTABLISHMENT AND DISTRIBUTION OF STOCK ACCOUNT.

          (i) Until distributed or sold under the following provisions of this paragraph (h), all Common Shares purchased under Options granted to an employee under the Plan shall be held in an account by the Custodian for the employee (such account being herein called the employee's "Stock Account"). Any Common Shares held in an employee's Stock Account shall at all times constitute assets of the employee and not of the Custodian or the Employer, and the employee shall be entitled to all the rights and privileges of a shareholder with respect to shares held in his Stock Account, including full voting and dividend rights applicable to Common Shares.

          (ii) Further, if the Custodian is licensed to act as a broker and if Common Shares are listed on a national securities exchange, any dividends paid on Common Shares held in an employee's Stock Account shall be used by the Custodian, as soon as administratively practical following their payment, to purchase, for the employee's Stock Account and on the largest national securities exchange on which Common Shares are then listed, the maximum number of Common Shares which such amounts can purchase at the then market price of such shares (and after paying for any commission or other expenses of sale). If the Custodian is not licensed as a broker or if Common Shares are not listed on a national securities exchange, any dividends paid on Common Shares held in an employee's Stock Account shall be distributed by the Custodian to the employee (or, in the event of the employee's death, his estate) as soon as administratively practical following the last day of the calendar month in which such dividends are paid.

          (iii) An employee (or, in the case of the employee's death, his estate) may request at any time, pursuant to any reasonable administrative rules established by the Committee and the Custodian for this purpose, that the Custodian distribute to him (or, if applicable, his estate) the employee's entire Stock Account or any portion of such Stock Account. As soon as administratively practical following such request, the Custodian shall distribute to the employee (or, in the event of the employee's death, his estate) the portion of the employee's Stock Account which has been requested in accordance with the following provisions:

             (A) Except as is otherwise provided below, such distribution shall be effected by the Custodian distributing to the employee (or, if applicable, to his estate) a stock certificate for the number of Common Shares then held in that portion of the employee's Stock Account which has been requested. However, notwithstanding the foregoing, any fractional Common Share which would otherwise be distributed from such Stock Account shall not be distributed but instead shall be sold by the Custodian, on behalf of the employee (or, if applicable, on behalf of his estate) and on the largest national securities exchange on which Common Shares are then listed, for the then market price of such fractional share less any commission or other expenses of such sale (or, if Common Shares are not then listed on any national securities exchange, such fractional share shall be sold by the Custodian to the Corporation for the then fair market value of such fractional share), and the net proceeds of such sale shall be distributed to the employee (or, in the event of his death, to his estate).

             (B) Further, notwithstanding the foregoing, if the Custodian is licensed to act as a broker and if Common Shares are listed on a national securities exchange, the employee (or, in the event of the employee's death, his estate) may request the Custodian to sell, on behalf of the employee (or, if applicable, on behalf of his estate) and on the largest national securities exchange on which Common Shares are then listed, all of the Common Shares then held in that portion of the employee's Stock Account which has been requested, for the then market price of such shares less any commission or other expenses of such sale, in which case the net proceeds of such sale shall be distributed to the employee (or, in the event of the employee's death, to his estate) instead of a stock certificate being distributed to the employee (or his estate).

             (C) In the event a portion but not all of the employee's Stock Account is to be distributed or sold under the foregoing provisions of this subparagraph (iii), that portion of such Stock Account which is to be distributed or sold shall be deemed to consist first of the part of such Stock Account which is attributable to Common Shares purchased under the provisions of subparagraph (ii) of this paragraph (h) (i.e., the part of such Stock Account attributable to Common Shares purchased through the sale of dividends paid on other Common Shares held in such Stock Account) and to consist next, to the extent still necessary, of the part of such Stock Account which is attributable to Common Shares purchased under the provisions of paragraph (g) of this Section 4 (i.e., the part of such Stock Account attributable to Common Shares purchased through the exercise of Options granted under the Plan). That portion of the employee's Stock Account which is to be distributed or sold shall also, to the extent it is attributable either to the part of such Stock Account attributable to Common Shares purchased under the provisions of subparagraph (ii) of this paragraph (h) or to the part of such Stock Account attributable to Common Shares purchased under the provisions of paragraph (g) of this Section 4 and to the extent it does not include such entire part, be deemed to consist to the extent possible of Common Shares purchased with respect to such part at the earliest points in time.

          (iv) In addition, notwithstanding any other provision of the Plan, the Committee may, at reasonable intervals, require all employees who have terminated employment with the Employer (or, in the event of any such employees' deaths, their estates) to file a request for the distribution of their then existing Stock Accounts under the procedures described in subparagraph (iii) of this paragraph (h) (or, if any such employee or estate fails to file such request, in the manner described in subparagraph
     (iii)(A) of this paragraph (h)).

          (v) Notwithstanding any other provision of the Plan to the contrary, an employee who requests distribution of his Stock Account more than once in any calendar year shall be ineligible to be granted any Option under the Plan, and ineligible to have payroll deductions allocated to a payroll deduction account under the Plan, during any of the six consecutive calendar months which immediately follow the calendar month in which he requests the second or any subsequent distribution from his Stock Account during such calendar year.

          (vi) As soon as practical following the end of each calendar quarter (or at such other intervals as the Committee may prescribe), each employee who then has a Stock Account under the Plan shall be furnished by the Custodian a statement showing the number of shares credited to his account and such other information as the Committee prescribes.

5. MISCELLANEOUS PROVISIONS AS TO COMMON SHARES AND EXERCISE OF OPTIONS

     (A) At the time of the transfer of Common Shares as a result of the exercise of an Option, the Corporation shall have the right (without notice to the applicable employee) to retain or sell a sufficient number of Common Shares to cover the amount of any tax required by any government to be withheld or otherwise deducted from such transfer and paid to such government, remitting any balance to the Custodian. The employee shall have the right, however, to provide the Corporation, prior to the transfer of the Common Shares, with the funds to enable the Corporation to pay such tax, in which case the Corporation shall not retain or sell any of such Common Shares at the time of their transfer to the Custodian.

     (B) If at any time the Committee shall determine, in its discretion, that the listing of the Common Shares with respect to which any Option is granted under the Plan on any securities exchange, the registration or qualification of such shares under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of an Option or the purchase, issue, or transfer of the Common Shares with respect to which the Option is granted, then such Option may not be exercised in whole or in part unless and until one of the following conditions is satisfied: (1) such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee, or (2) the applicable employee shall have agreed that the Common Shares may be issued or transferred subject to any restrictions that will make it unnecessary to effect or obtain such listing, registration, qualification, consent, or approval.

     (C) For purposes of the Plan, the fair market value of a Common Share on any date shall be deemed to be: (i) the average of the highest and lowest prices on such date of a Common Share on the largest national securities exchange on which the Common Shares are then listed; or (ii) if there have been no sales of Common Shares on such exchange on such date, the average of the highest bid and lowest asked prices on such exchange at the close of business on such date; or
(iii) if there are no bid or asked prices on such exchange on such date or if no national securities exchange then lists the Common Shares on such date, the fair market value of a Common Share as determined by the Committee in good faith.

6. CHANGES IN CAPITALIZATION

     Notwithstanding any other provision of the Plan, the number and class of shares subject to Options under the Plan and the Option Prices of such Options shall be proportionately adjusted in the event of changes in the outstanding Common Shares which occur by reason of stock dividends, stock splits, recapitalization, mergers, consolidations, combinations or exchanges of shares, split-ups, split-offs, spin-offs, liquidations or other similar changes in capitalization, or any distribution to common shareholders other than cash dividends, and, in the event of any such change in the outstanding Common Shares, the aggregate number and class of shares available under the Plan and the number of shares as to which Options may be granted shall be appropriately adjusted.

7. NO RIGHT OF EMPLOYMENT

     Nothing contained in the Plan or any Option granted pursuant to the Plan shall confer on any employee any right to be continued in the employment of the Employer or interfere in any way with the right of the Employer to terminate his employment at any time, in the same manner as though the Plan or any Options granted hereunder were not in effect.

8. AMENDMENT OR TERMINATION OF PLAN

     The Board of Directors of the Corporation shall have the right to amend, suspend, or terminate this Plan at any time; provided, however, that (1) no action shall affect adversely the rights of any employee under any Option granted under this Plan prior to such amendment, suspension or termination, and
(2) no amendment changing the class of employees or persons eligible to receive Options hereunder, changing the aggregate number of shares to be subject to Options granted hereunder, or materially increasing the benefits accruing to eligible persons hereunder may be made without, in any of such cases, approval by the favorable vote of a majority of the outstanding shares of the Corporation present in person or represented by proxy and entitled to vote at a meeting duly held in accordance with the applicable laws of Ohio.

9. GOVERNING LAW

     The laws of Ohio shall govern all matters relating to this Plan except to the extent they are superseded by the laws of the United States.

10. GENDER

     Any words used herein in the masculine shall be read and construed in the feminine where they would so apply.

11. APPROVAL OF PLAN BY SHAREHOLDERS

     This Plan shall be approved by the favorable vote of a majority of the outstanding shares of the Corporation present in person or represented by proxy and entitled to vote at a meeting duly held in accordance with the applicable laws of Ohio within twelve months before or after this Plan is adopted by the Board of Directors of the Corporation.

12. EFFECTIVE DATE OF PLAN

     The Plan is effective as of August 1, 1994.

                        THE UNITED STATES SHOE CORPORATION

               PROXY--ANNUAL MEETING OF SHAREHOLDERS, MAY 26, 1994 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


      The undersigned shareholder appoints Roger L. Howe, Thomas Laco and Phyllis S. Sewell and each of them, as attorneys, with full power of substitution, to vote all shares in THE UNITED STATES SHOE CORPORATION that the undersigned is entitled to vote at the annual meeting of the Corporation's shareholders to be held at the principal office of the Corporation, One Eastwood Drive, Cincinnati, Ohio 45227, on Thursday, May 26, 1994 at 9:00 A.M., and at any adjournment thereof, upon the matters indicated on the reverse side hereof and fully described in the Corporation's proxy statement dated April 22, 1994, as well as upon any other matter properly coming before the meeting. If voting on the election of directors is cumulative, the above named individuals, and each of them, with full power of substitution, will have full power and authority to vote cumulatively and in their discretion to allocate votes among any or all of the nominees unless authority to vote for any or all of the nominees is withheld.

      This form of proxy also constitutes instructions to Fidelity Management Trust Company, as trustee, to vote all shares, if any, held by such trustee which are credited to the undersigned under The United States Shoe Corporation Salaried Employee Tax Incentive Savings Plan, the LensCrafters Tax Incentive Retirement Savings Plan or the Women's Specialty Retailing Tax Incentive Savings Plan.

      The shares represented by this proxy will be voted as directed or, if no direction is specified, will be voted FOR the election of Directors, FOR amendment to the 1988 Employee Incentive Plan, FOR adoption of the Associates' Discounted Stock Purchase Plan, FOR confirmation of the appointment of independent auditors, FOR, AGAINST or ABSTAIN from adoption of the shareholder proposal regarding declassification of the Board of Directors in the same proportion as shares for which direction is provided by shareholders, and AGAINST adoption of the shareholder proposal regarding spinning off two of the Corporation's three businesses.

                    (CONTINUED, AND TO BE DATED AND SIGNED ON THE REVERSE SIDE)

1. Election of Directors:    FOR all nominees / /  WITHHOLD AUTHORITY / /  *EXCEPTIONS / /
                                                to vote for all nominees
Nominees: Albert M. Kronick, Charles S. Mechem, Jr., and John L. Roy
For, except votes withheld from the following nominee(s):
* Exceptions _________________________________________________________________________________________________________



2. To amend The United States Corporation    3. To adopt The United States Corporation      4. To confirm appointment of
   1988 Employee Incentive Plan.                Associates' Discounted Stock Purchase          Arthur Andersen & Co. as
                                                Plan.                                          independent auditors of the
                                                                                               Corporation for fiscal year 1994.
   FOR  / /   AGAINST  / /  ABSTAIN  / /         FOR  / /   AGAINST  / /  ABSTAIN  / /         FOR  / /   AGAINST  / /  ABSTAIN  / /

5. If properly presented at the meeting,     6. If properly presented at the meeting, to    7. In their discretion, to act upon
   to act upon the shareholder proposal         act upon the shareholder proposal regarding    such other matters as may
   regarding declassification of the Board      the spin-off of two of the Corporations's      properly come before the meeting.
   of Directors.                                three businesses.
   FOR  / /   AGAINST  / /  ABSTAIN  / /        FOR  / /   AGAINST  / /  ABSTAIN  / /


                                                            PROXY DEPARTMENT                 ADDRESS CHANGE  /  /
                                                            NEW YORK, N.Y. 10203-0687        MARK HERE

                                                            Please sign name(s) exactly as printed hereon. In signing as attorney, administrator, executor, guardian or trustee, please give title as such.

                                                            Date: __________________________________________, 1994

                                                            ______________________________________________________
                                                                                  Signature

                                                            ______________________________________________________
                                                                           Signature if held jointly

PLEASE MARK, SIGN AND RETURN THIS PROXY CARD                VOTES MUST BE INDICATED  /  /
PROMPTLY, USING THE ENVELOPE PROVIDED.                      (X) IN BLACK OR BLUE INK
